QuickLinks -- Click here to rapidly navigate through this document

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-117047-01

P R O S P E C T U S  S U P P L E M E N T
(To Prospectus dated July 22, 2004)

Mack-Cali Realty, L.P.

$100,000,000 5.25% Notes due 2012

$100,000,000 5.80% Notes due 2016

 We are offering two series of notes. One series, which we refer to as the 2012 Notes, will bear interest at 5.25% per year and will mature on January 15, 2012. Interest on the 2012 Notes is payable on January 15 and July 15 of each year, beginning on July 15, 2006. The other series of notes, which we refer to as the 2016 Notes, will bear interest from November 30, 2005 at 5.80% per year and will mature on January 15, 2016. Interest on the 2016 Notes is payable on January 15 and July 15 of each year, beginning on July 15, 2006. Both series of notes that we are offering will be senior obligations of our company and will rank equally with all of our other senior unsecured indebtedness. We may redeem some or all of either of the 2012 Notes or the 2016 Notes at any time prior to maturity. The redemption prices are discussed under the caption "Description of the Notes—Optional Redemption" in this prospectus supplement.

 The 2016 Notes offered hereunder constitute a further issuance of and will be consolidated with and form a single series with the $100 million aggregate principal amount of our 5.80% notes due 2016 which we issued on November 30, 2005. At issuance, in addition to the issue price, the purchasers of the 2016 Notes will pay accrued interest from November 30, 2005 to the issue date.

 The underwriter proposes to offer the 2012 Notes and the 2016 Notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. The underwriter has agreed to purchase the 2012 Notes from us at 98.833% of their principal amount and to purchase the 2016 Notes from us at 101.081% of their principal amount plus accrued interest of 0.870% on the 2016 Notes from November 30, 2005, resulting in aggregate proceeds to us of $200,784,000 before deducting estimated expenses from the sale of the notes, subject to the terms and conditions of an Underwriting Agreement dated January 18, 2006 between the underwriter and us.

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 The underwriter expects to deliver the notes offered hereunder through the book-entry delivery system of The Depository Trust Company to purchasers on January 24, 2006.

JPMorgan

January 18, 2006

 You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any "free writing" prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

Prospectus supplement

Prospectus

 This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be

i

achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Among the factors about which we have made assumptions are:

  •
  changes in the general economic climate; conditions, including those affecting industries in which our principal tenants compete;

  •
  any failure of the general economy to recover from the recent economic downturn;

  •
  the extent of any tenant bankruptcies or of any early lease terminations;

  •
  our ability to lease or re-lease space at current or anticipated rents;

  •
  changes in the supply of and demand for office, office/flex and industrial/warehouse properties;

  •
  changes in interest rate levels;

  •
  changes in operating costs;

  •
  our ability to obtain adequate insurance, including coverage for terrorist acts;

  •
  the availability of financing;

  •
  changes in governmental regulation, tax rates and similar matters; and

  •
  other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

 For further information on factors which could impact us and the statements contained herein, see the "Risk Factors" beginning on page 8 in our Annual Report on Form 10-K for the year ended December 31, 2004 for risks relating to investments in our securities. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.

 Except as the context may otherwise require, all references to the "Operating Partnership," "we," "us," "our" and similar expressions in this prospectus supplement and the accompanying prospectus refer to Mack-Cali Realty, L.P. and its subsidiaries, and their respective predecessors.

Available information

 Mack-Cali Realty, L.P. and Mack-Cali Realty Corporation have filed a joint registration statement with the Securities and Exchange Commission (the "SEC") covering the notes offered by this prospectus supplement. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus omit certain information, exhibits and undertakings contained in the registration statement. For further information pertaining to the notes offered by this prospectus supplement, reference is made to the registration statement, including the exhibits filed as a part thereof.

 We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference room. You also can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of these documents from the SEC's website at http://www.sec.gov.

Incorporation of certain documents by reference

 The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into the accompanying prospectus and this prospectus supplement is considered to be part of this prospectus supplement, and information that we file later with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

(1)
Our Annual Report on Form 10-K (File No. 333-57103-01) for the fiscal year ended December 31, 2004;

(2)
Our Quarterly Reports on Form 10-Q (File Nos. 333-57103-01) for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; and

(3)
Our Current Reports on Form 8-K (File Nos. 333-57103-01) dated January 12, 2005, January 25, 2005, April 5, 2005, April 15, 2005, April 29, 2005, June 13, 2005, June 23, 2005, September 13, 2005, September 16, 2005, November 15, 2005, November 21, 2005, November 30, 2005 and December 6, 2005.

 You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address: Mack-Cali Realty, L.P., Investor Relations Department, 11 Commerce Drive, Cranford, New Jersey 07016-3599, (908) 272-8000.

 The documents which Mack-Cali Realty Corporation files with the SEC are not incorporated by reference into this prospectus supplement, except to the extent any such document is explicitly incorporated by reference into one of our filings.

Mack-Cali Realty, L.P.

 We are a limited partnership whose general partner is Mack-Cali Realty Corporation. We hold or control, directly or indirectly, substantially all of Mack-Cali Realty Corporation's portfolio and conduct substantially all of its operations. As of January 18, 2006, Mack-Cali Realty Corporation owned approximately 81.8% of our outstanding partnership interests. Mack-Cali Realty Corporation, a self-administered and self-managed real estate investment trust, or REIT, is our sole general partner and manages our business.

 We own and operate a portfolio comprised predominately of Class A office and office/flex properties, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of September 30, 2005, we owned or had interests in 271 properties, aggregating approximately 30.2 million square feet, plus developable land. Included in our portfolio are: (1) 163 office buildings and 97 office/flex buildings, totaling approximately 29.8 million square feet (which include one office building and one office/flex building aggregating 538,000 square feet owned by unconsolidated joint ventures in which we have investment interests); (2) six industrial/warehouse properties aggregating approximately 387,400 square feet; (3) two retail properties totaling approximately 17,300 square feet; (4) one hotel (which is owned by an unconsolidated joint venture in which we have an investment interest); and (5) two parcels of land leased to others.

 We believe that our properties have excellent locations and access and that we effectively maintain and professionally manage them. As a result, we believe that our properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets. As of September 30, 2005, our consolidated portfolio of stabilized operating properties was approximately 90.0% leased. Percentage leased includes all leases in effect as of the period end date, some of which have commencement dates in the future (including, at September 30, 2005, leases with commencement dates substantially in the future consisting of 21,073 square feet scheduled to commence in 2009 and 10,205 square feet scheduled to commence in 2011), and leases that expire at the period end date. Leases that expired as of September 30, 2005 aggregate 116,163 square feet, or 0.4% of the net rentable square footage. Our properties are located in seven states, primarily in the Northeast, plus the District of Columbia.

 We are a Delaware limited partnership formed in 1994. Mack-Cali Realty Corporation was incorporated in Maryland in 1994. The executive offices of both us and Mack-Cali Realty Corporation are located at 11 Commerce Drive, Cranford, New Jersey 07016-3599, and our and Mack-Cali Realty Corporation's telephone number is (908) 272-8000.

Capitalization

 The following table sets forth our capitalization as of September 30, 2005 on a historical basis and as adjusted to give effect to: (1) this offering and (2) the application of the net proceeds of this offering as described under "Use of Proceeds" below. You should read the information included in the table in conjunction with our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q on file with the SEC for the quarter ended September 30, 2005 and incorporated by reference in this prospectus supplement.

	Historical	As Adjusted

	(dollars in thousands)
	As of September 30, 2005
Debt:
Senior unsecured notes	$1,330,592	$1,530,506
Revolving credit facility	227,000	26,216
Mortgages, loans payable and other obligations	454,568	454,568
Total Debt	2,012,160	2,011,290
Partners' capital:
General partner, 10,000 preferred units outstanding	24,836	24,836
General partner, 61,852,908 common units outstanding	1,505,974	1,505,974
Limited partners, 13,727,439 common units outstanding	408,515	408,515
Total partners' capital	1,939,325	1,939,325
Total capitalization	$3,951,485	$3,950,615

Use of proceeds

 We estimate that we will receive net proceeds of approximately $200.8 million from the sale of the notes offered by this prospectus supplement, including accrued interest. We intend to use the net proceeds from the sale of the notes offered by this prospectus supplement to reduce certain of our outstanding borrowings under our $600 million unsecured revolving credit facility which currently bear interest at 65 basis points over the London Inter-Bank Offered Rate. Our $600 million unsecured revolving credit facility, of which approximately $414 million was outstanding as of January 18, 2006, matures in November 2009. An affiliate of the underwriter of this offering is a lender on our $600 million unsecured revolving credit facility and, upon application of the net proceeds from the offering of the notes, will receive its proportionate share of the amount of the credit facility to be repaid.

Ratio of earnings to fixed charges

 The following table sets forth our ratio of earnings to fixed charges for the periods shown:

Period	Ratio of Earnings to Fixed Charges

Nine months ended September 30, 2005	1.9x
Year ended December 31, 2004	2.1x
Year ended December 31, 2003	2.0x
Year ended December 31, 2002	2.1x
Year ended December 31, 2001	2.1x
Year ended December 31, 2000	2.0x

 We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest and equity in earnings from unconsolidated joint ventures, plus fixed charges as defined below (excluding capitalized interest and preferred security dividend requirements of consolidated subsidiaries) and distributed income of unconsolidated joint ventures, and, minus the minority interest in income of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, the interest portion of ground rents on land leases, and preferred security dividend requirements of consolidated subsidiaries.

Description of the notes

 The following description of the terms of the notes offered hereby supplements, and to the extent inconsistent, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption "Description of Debt Securities." You can find the definition of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "we," "our," "ours" and "us" refer only to Mack-Cali Realty, L.P. and not to any of its subsidiaries.

 We will issue the notes under an indenture dated as of March 16, 1999 (the "Original Indenture"), as supplemented by supplemental indenture no. 13 to be dated as of January 24, 2006 ("Supplemental Indenture No. 13," and together with the Original Indenture, the "Indenture") between us and Wilmington Trust Company, as trustee. The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

 The 2016 Notes offered hereby constitute a further issuance of the $100 million aggregate principal amount of our 5.80% notes due 2016 which we issued on November 30, 2005 (the "Initial Notes") under the Original Indenture, as supplemented by supplemental indenture no. 12 dated as of November 30, 2005 between us and Wilmington Trust Company, as trustee. After issuance of the 2016 Notes offered hereby, $200 million aggregate principal amount of our 5.80% notes due January 15, 2016 will be outstanding. The 2012 Notes offered hereby are a new issuance of a series of $100 million 5.25% notes due 2012. Any issuance of other additional 2012 Notes, 2016 Notes or any other series of notes will be subject to our compliance with the covenant described below under "Certain Covenants—Limitations on Incurrence of Indebtedness" and provided that no default or event of default exists under the Indenture at the time of issuance or would result therefrom.

 The following description summarizes selected provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, because it, and not this description, defines your rights as holders of the notes. We have filed copies of the Indenture as an exhibit to the registration statement, which includes the accompanying prospectus, copies of which are available for inspection at our offices.

Brief description of the notes

 These notes will:

  •
  be our direct, senior unsecured obligations;

  •
  rank equally with each other and with all of our other unsecured and unsubordinated indebtedness;

  •
  be effectively subordinated to our mortgages and our other secured indebtedness and to indebtedness and other liabilities of our subsidiaries;

  •
  entitle you to realize value from encumbered or indirectly held properties only after satisfaction of secured indebtedness and other liabilities;

  •
  not be subject to any sinking fund provision; and

  •
  be issued in denominations of $1,000 and integral multiples of $1,000.

 As of September 30, 2005, we had approximately $2.0 billion of indebtedness, of which approximately $398 million was secured by mortgages on 17 of our properties.

 Except as described in this prospectus supplement under the heading "Description of the Notes—Certain Covenants—Limitations on Incurrence of Indebtedness" or in the accompanying prospectus under the heading "Description of Debt Securities—Merger, Consolidation or Sale," the Indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford you protection in the event of:

  •
  a highly leveraged or similar transaction involving us or any of our affiliates;

  •
  a change of control; or

  •
  a reorganization, restructuring, merger or similar transaction involving us or Mack-Cali Realty Corporation that may adversely affect you.

 However, certain restrictions on the ownership and transfer of Mack-Cali Realty Corporation's shares of common stock designed to preserve its status as a real estate investment trust may act to prevent or hinder a change of control. We do not presently intend to engage in a transaction which would result in us being highly leveraged or that would result in a change of control.

Further issuances

 We may from time to time, without the consent of existing note holders, create and issue further notes having the same terms and conditions as either of the 2012 Notes or the 2016 Notes offered by this prospectus supplement in all respects in either case, except for issue date, issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding series of notes.

Principal, maturity and interest

 We will issue the 2012 Notes in an aggregate principal amount of $100,000,000. The notes will mature on January 15, 2012. Interest on the notes will accrue at the rate of 5.25% per year and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2006 or, if any such date is not a Business Day, the required payment will be made on the next Business Day. We will make each interest payment to the holders of record of the notes on the close of business on January 1 and July 1, whether or not a Business Day. "Business Day" means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banks in the City of New York or the State of Delaware are authorized or required to close.

 We will issue the 2016 Notes in an aggregate principal amount of $100,000,000 which shall constitute a further issuance of and be consolidated with and form a single series with the Initial Notes. At issuance, in addition to the issue price, the purchasers of the notes will pay accrued interest from November 30, 2005 to the issue date. The notes will mature on January 15, 2016. Interest on the notes will accrue from November 30, 2005 at the rate of 5.80% per year and will be payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2006 or, if any such date is not a Business Day, the required payment will be made on the next Business Day. We will make each interest payment to the holders of record of the notes on the close of business on January 1 and July 1, whether or not a Business Day.

 Interest on the 2012 Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the 2016 Notes will accrue from November 30, 2005 or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

 We will make all payments on the notes at the office or agency of Wilmington Trust Company, the paying agent, in the City of Wilmington, Delaware, currently located at Rodney Square North,

1100 North Market Street, Wilmington, Delaware 19890-0001, provided that we may pay interest by check mailed to your address or by wire transfer of funds to you at an account maintained within the United States.

Optional redemption

 We may redeem on any one or more occasions some or all of one or both series of notes before they mature. The redemption price will equal the sum of (1) an amount equal to 100% of the principal amount of the notes being redeemed and (2) a make-whole premium plus accrued and unpaid interest up to, but not including, the redemption date.

 We will calculate the make-whole premium as the amount of:

1.
the aggregate present value as of the redemption date of each dollar of principal of such notes being redeemed and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the applicable Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, in excess of

2.
the aggregate principal amount of such notes being redeemed.

 "Reinvestment Rate" means (i) in the case of the 2012 Notes, 0.20% (two tenths of one percent) and (ii) in the case of the 2016 Notes, 0.25% (twenty-five one hundredths of one percent), plus, in each case, the arithmetic mean of the yields under the respective headings "This Week" and "Last Week" published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available prior to the date of determining the make-whole premium (or if such statistical release is no longer published, any such other reasonably comparable index which shall be designated by us) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the then remaining maturity of such notes. If no maturity exactly corresponds to such maturity, the applicable Reinvestment Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields for the two published maturities most closely corresponding to such maturity.

 We will give you notice of any optional redemption of a series of notes owned by you at your address, as shown in the security register, at least 30, but not more than 60, days before the redemption date. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such holder to be redeemed.

 If we redeem less than all of a series of notes at any time, we will notify the trustee at least 45 days prior to the redemption date (or such shorter period as is satisfactory to the trustee) of the aggregate principal amount of notes to be redeemed and their redemption date. The trustee will select the notes to be redeemed in such manner as it shall deem fair and appropriate.

 On and after the redemption date, the series of notes or portions of them called for redemption will cease accruing interest unless we fail to give notice as provided in the Indenture or default in the payment of the redemption price.

Certain covenants

Limitations on incurrence of indebtedness.    We will not, and will not permit any of our Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles is greater than 60% of the sum of (without duplication):

1.
the Total Assets of us and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

2.
the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce indebtedness), by us or any of our Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

 In addition to the preceding limitation on the incurrence of Indebtedness, we will not, and will not permit any of our Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of our property or any of our Subsidiaries' property, whether owned at the date of the Indenture or thereafter acquired, if, immediately after giving effect to the incurrence of such additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of all of our outstanding Indebtedness and that of our Subsidiaries on a consolidated basis which is secured by any Encumbrance on our property or any of our Subsidiaries' property is greater than 40% of the sum of (without duplication):

1.
the Total Assets of us and our Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act, with the trustee) prior to the incurrence of such additional Indebtedness; and

2.
the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire items included in the definition of Total Assets or used to reduce Indebtedness), by us or any of our Subsidiaries since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

 We and our Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of our Unsecured Indebtedness and that of our Subsidiaries on a consolidated basis.

 In addition to the preceding limitations on the incurrence of Indebtedness, we will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

1.
such Indebtedness and any other Indebtedness incurred by us and our Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period;

2.
the repayment or retirement of any other Indebtedness by us and our Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period);

3.
in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

4.
in the case of any acquisition or disposition by us or our Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Provision of financial information.    So long as any notes are outstanding and whether or not required by the SEC, we will furnish to the trustee within 15 days of the time periods specified in the SEC's rules and regulations:

1.
all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our independent registered public accounting firm; and

2.
all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

 If we are not subject to Sections 13 and 15(d) of the Securities Exchange Act, we will furnish to the holders of the notes, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC's rules and regulations.

 In addition, whether or not required by the SEC, we will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing, in which case we will supply copies of such documents upon written request and payment of the reasonable cost of duplication and delivery by any prospective holder of the notes).

Waiver of certain covenants.    We may omit to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the notes or either series thereof (except any such term, provision or condition which could not be amended without the consent of all holders of notes or any series thereof), if before or after the time for such compliance the holders of at least a majority in principal amount of all the outstanding notes, or such series thereof, as applicable, by act of such holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition. Except to the extent so expressly waived, and until such waiver becomes effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Certain definitions

 Set forth below are certain defined terms used in this prospectus supplement and the Indenture. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this prospectus supplement or the accompanying prospectus for which no definition is provided.

 "Acquired Indebtedness" means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

 "Annual Service Charge" for any period means the aggregate interest expense for such period in respect of, and the amortization during such period of any original issue discount of, our Indebtedness and that of our Subsidiaries.

 "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of us and our Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

1.
interest on our Indebtedness and that of our Subsidiaries;

2.
provision for taxes of us and our Subsidiaries based on income;

3.
amortization of debt discount and deferred financing costs;

4.
provisions for gains and losses on properties and depreciation and amortization;

5.
increases in deferred taxes and other non-cash items;

6.
depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

7.
the effect of any charge resulting from a change in accounting principles in determining Earnings from Operations for such period; and

8.
amortization of deferred charges.

 "Earnings from Operations" for any period means net income excluding:

1.
provisions for gains and losses on sales of investments or joint ventures;

2.
extraordinary and non-recurring items; and

3.
property valuation losses

as reflected in our consolidated financial statements and those of our Subsidiaries for such period determined in accordance with generally accepted accounting principles.

 "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

 "Indebtedness" of us or any Subsidiary means any of our indebtedness or that of any Subsidiary, whether or not contingent, in respect of:

1.
borrowed money evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by us or any Subsidiary;

2.
indebtedness for borrowed money of a Person other than us or a Subsidiary which is secured by any Encumbrance existing on property owned by us or any Subsidiary, to the extent of the lesser of:

  (a)
  the amount of indebtedness so secured; and

  (b)
  the fair market value of the property subject to such Encumbrance;

3.
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable; or

4.
any lease of property by us or any Subsidiary as lessee which is reflected on our consolidated balance sheet as a capitalized lease in accordance with generally accepted accounting principles;

and also includes, to the extent not otherwise included, any obligation by us or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than us or any of our Subsidiaries; it being understood that Indebtedness will be deemed to be incurred by us or any Subsidiary whenever we or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof. Indebtedness of a Subsidiary of ours existing prior to the time it became a Subsidiary of ours will be deemed to be incurred upon such Subsidiary's becoming a Subsidiary of ours; and Indebtedness of a Person existing prior to a merger or consolidation of such Person with us or any Subsidiary of ours in which such Person is the successor to our or such Subsidiary will be deemed to be incurred upon the consummation of such merger or consolidation; provided, however, the term Indebtedness will not include any such indebtedness that had been the subject of an "in substance" defeasance in accordance with generally accepted accounting principles).

 "Intercompany Indebtedness" means indebtedness to which the only parties are us, Mack-Cali Realty Corporation and any Subsidiary (but only so long as such indebtedness is held solely by any of us, Mack-Cali Realty Corporation and any Subsidiary) that is subordinate in right of payment to the notes.

 "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or the outstanding equity interests of which are owned, directly or indirectly, by such Person. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

 "Total Assets" as of any date means the sum of:

1.
the Undepreciated Real Estate Assets; and

2.
all of our other assets and those of our Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

 "Total Unencumbered Assets" means the sum of:

1.
those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and

2.
all of our other assets and those of our Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

 "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of our real estate assets and those of our Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with generally accepted accounting principles.

 "Unsecured Indebtedness" means Indebtedness which is not secured by any Encumbrance upon any of our properties or any Subsidiary's property.

 See "Description of Debt Securities—Certain Covenants" in the accompanying prospectus for a description of additional covenants applicable to us.

Events of default

 Each of the following is an Event of Default under the Indenture:

1.
our default for 30 days in the payment when due of interest on any of the notes;

2.
our default in payment when due of the principal of or make-whole premium, if any, on any of the notes;

3.
our failure for 60 days after written notice (as provided in the Indenture) to perform or cure a breach of any of our covenants or warranties set forth in the Indenture;

4.
our default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness) for money borrowed by us (or by any Subsidiary, the repayment of which we have guaranteed or for which we are directly responsible or liable as obligor or guarantor), having an aggregate principal amount outstanding of at least $10 million, whether such recourse indebtedness or guarantee now exists or is created after the date of the Indenture, if that default results in the acceleration of such indebtedness prior to its express maturity without such indebtedness being discharged or such acceleration being rescinded within a period of 10 days after written notice to us (as provided in the Indenture); and

5.
certain events of bankruptcy or insolvency with respect to us or any Significant Subsidiary. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act of 1933, as amended.

 If an Event of Default specified in clause (5) above, relating to us or any Significant Subsidiary, occurs, the principal amount of and the make-whole premium on all outstanding notes will become due and payable without any declaration or other act on the part of the trustee or of the holders.

Discharge, defeasance and covenant defeasance

 The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance under "Description of Debt Securities—Discharge, Defeasance and Covenant Defeasance" in the accompanying prospectus will apply to the notes. Each of the covenants described under "Description of the Notes—Certain Covenants" in this prospectus supplement and "Description of Debt Securities—Certain Covenants" in the accompanying prospectus will be subject to covenant defeasance.

Book-entry system

 We will issue the notes in book-entry form evidenced by one or more global securities. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as DTC's nominee.

 Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. DTC holds securities for its participants to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants through electronic book-entry changes to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Beneficial interests in the notes will be held in denominations of $1,000 and whole multiples of $1,000 in excess of that amount. Except as set forth below, the global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

 Purchases of notes under the DTC system must be made by or through participants, who will receive a credit for the notes on DTC's records. Holders who are DTC participants may hold their interests in the global note directly through DTC. Holders who are not DTC participants may beneficially own interests in the global note held by DTC only through DTC participants, or through banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant and have indirect access to the DTC system. The ownership interest of each actual purchaser is recorded on the participant's and indirect participants' records. Purchasers will not receive written confirmation from DTC of their purchase, but should receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant or indirect participant through which the purchasers entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners.

 So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the Indenture and the beneficial owners of such notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

 Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders' rights, such as demand for acceleration of maturity or an instruction to the Trustee. Except as provided below and unless our use of the book-entry system is discontinued, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. The laws of some jurisdictions require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability of those holders to transfer their beneficial interests in the global security.

 The global notes will be exchangeable for certificated notes only if:

  •
  we, in our sole discretion, elect to do so;

  •
  DTC is unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days; or

  •
  an event of default has occurred and is continuing with respect to the series of which the notes are a part and beneficial owners representing a majority in aggregate principal amount of that series advise DTC to cease acting as depositary.

 In any of the foregoing events, certificates for the notes will be printed and delivered in exchange for interests in the global security. Any global security that is so exchanged will be exchanged for notes of equal terms and rank, in authorized denominations and registered as directed by DTC. We expect that DTC's instruction will be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global security.

 Delivery of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

 Redemption notices will be sent to Cede & Co. If less than all of the principal amount of the series of securities of which the notes are a part is being redeemed, DTC will determine the amount of the interest of each direct participant in the notes to be redeemed in accordance with DTC's procedures.

 Principal, make-whole premium, if any, and interest payments on the notes will be made to Cede & Co. by wire transfer of immediately available funds. DTC's practice is to credit participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in a "street name," and will be the responsibility of the participants and indirect participants.

 DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also records the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in its participants' accounts. This procedure eliminates the need to exchange certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

 DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is wholly-owned by a number of its direct participants and by The New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

 The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we are not responsible for its accuracy. Neither we nor any trustee, registrar or paying agent are responsible for the performance by DTC or their participants or indirect participants under the rules and procedures governing their operations or for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Same-day settlement and payment

 Settlement for the notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form.

Governing law

 The Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

No personal liability

 No past, present or future stockholder, partner, officer or director of ours or any of our successors will have any liability for any of our obligations, covenants or agreements contained under the notes or the Indenture. By accepting the notes, you waive and release all such liability. The waiver and release are part of the consideration for the issue of the notes.

Certain United States federal income tax
considerations to holders of notes

 The following discussion summarizes certain federal income tax considerations relating to the acquisition, ownership and disposition of the notes. The following summary is for general information only, is not exhaustive of all possible tax considerations and is not intended to be and should not be construed as tax advice. For example, this summary addresses only notes held as capital assets by initial holders purchasing notes at the "issue price" (generally, the first price at which a substantial amount of notes is sold to the public (excluding bond houses, brokers or similar persons or organizations acting as underwriters, placement agents or wholesalers)). This summary does not purport to deal with all aspects of taxation that may be relevant to a particular note holder or persons in special tax situations such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding the notes as a hedge against currency risk or as a position in a "straddle" for United States tax purposes, persons whose functional currency is not the U.S. dollar, tax-exempt organizations or foreign corporations and persons who are not citizens or residents of the United States (except as described under the heading "Taxation of Non-U.S. Holders of Notes" below). It does not give a detailed discussion of any state, local or foreign tax consequences and does not discuss all aspects of federal income taxation that might be relevant to a specific holder in light of its particular investment or tax circumstances.

 This summary supplements the discussion set forth in the section in the accompanying prospectus entitled "Material United States Federal Income Tax Considerations," which contains a summary of certain federal income tax considerations to us and Mack-Cali Realty Corporation and its stockholders, and which should be read together with this section.

 As used herein, the term "U.S. Holder" means a holder of notes who (for United States federal income tax purposes) is (1) a citizen or resident of the United States, (2) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its connection with the conduct of a trade or business within the United States or (4) a trust whose administration is subject to the primary supervision of a United States court and with respect to which one or more United States persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Holder" means a holder of notes who is not a U.S. Holder.

 The information in this section is based on the Internal Revenue Code of 1986, as amended (the "Code"), current, temporary and proposed Treasury regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service and court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law. Any such change could apply retroactively to transactions preceding the date of the change. Thus, no assurance can be provided that the statements set forth herein (which do not bind the Internal Revenue Service or the courts) will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged.

 YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP, SALE OR OTHER DISPOSITION OF THE NOTES IN LIGHT OF YOUR SPECIFIC TAX AND INVESTMENT SITUATION AND THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS APPLICABLE TO YOU.

Taxation of U.S. holders of notes

Interest on the notes.    If you are a U.S. Holder, interest on the notes will constitute "qualified stated interest" (generally, interest that is unconditionally payable in cash or in property at least annually at a single fixed rate) and will generally be taxable to you as ordinary interest income at the time such payments are accrued or received (in accordance with your regular method of tax accounting). As a result of the enactment of The Jobs and Growth Tax Relief Reconciliation Act of 2003, effective for taxable years beginning after December 31, 2002, federal ordinary income tax rates for individuals have been reduced (with the highest rate being reduced to 35%).

Accrued interest.    With respect to interest on the 2016 Notes to be paid on July 15, 2006, the portion of such interest denominated as the "accrued interest" amount will not be included in a U.S. Holder's gross income and instead will reduce such U.S. Holder's tax basis in the note. The "accrued interest" amount is the interest accrued from November 30, 2005 through the issue date, which amount will be paid by each holder as part of the purchase price for the note.

Original issue discount.    In general, a debt instrument will have "original issue discount" to the extent that its "stated redemption price at maturity" (generally, the sum of all payments provided by the debt instrument other than qualified stated interest payments) exceeds its "issue price" (generally, the initial offering price to the public at which price a substantial amount of the debt instruments is sold), unless the amount of such excess is de minimis (generally, less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity) in which case the debt instrument is treated as not having any original issue discount. Although the 2012 Notes are being sold at a slight discount (i.e., 98.833%) from par (and, thus, are being issued with original issue discount), since the amount of such original issue discount should be de minimis, the notes will be treated as not having any original issue discount.

Market discount.    If you are a U.S. Holder that purchases a note for an amount that is less than its issue price or, if you are a subsequent purchaser, its stated redemption price at maturity, you will be treated as having purchased such note at a "market discount," unless such market discount is less than a specified de minimis amount.

 Under the market discount rules, you will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless you elect to accrue market discount using the "constant interest rate" method.

 You may also be required to defer, until the maturity of the note or certain earlier dispositions, the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained by you to purchase or carry a note with market discount; a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. You may elect to include market discount in income currently as it accrues (on either a ratable or "constant interest rate" basis), in which case the rules described above in this paragraph and the first sentence of the immediately preceding paragraph will not apply. Generally, such currently included market discount is treated as ordinary interest income for United States federal income tax purposes (although if you are a Non-U.S. Holder, such market discount would be treated as ordinary income, but not as interest). Such an election will apply to all debt instruments acquired by you on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Internal Revenue Service.

Premium.    Because the 2016 Notes will be issued at a premium (i.e. for an amount in excess of the principal amount of the notes), and otherwise if you are a U.S. Holder that purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. You may elect to amortize such premium using a constant yield method that reflects semi-annual compounding over the remaining term of the note and may offset interest otherwise required to be included by you in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after you acquire it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the Internal Revenue Service.

Sale, exchange or retirement of notes.    If you are a U.S. Holder, upon your sale, exchange, retirement or other disposition of a note, you generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, retirement or other disposition (other than amounts representing accrued and unpaid interest) and your adjusted tax basis in the note. In addition, an unscheduled partial principal payment on a note will be treated as a payment in retirement of a portion of the note, which may result in gain or loss to you. Your adjusted tax basis in a note generally will equal the amount you paid for the note (including the amount paid by you for the "accrued interest" amount, increased by accrued market discount, if any, if you have included such market discount in income) and decreased by the amount of any payments (including any payments of "accrued interest"), other than qualified stated interest payments, received and amortizable bond premium previously deducted from income with respect to such note. Except as described under "Market Discount," such gain or loss will be capital gain or loss if the note is held by you as a capital asset. If you are a U.S. Holder who is an individual, estate or trust, such gain or loss will be long-term capital gain or loss if the notes have been held by you for more than one year (and with any such gain being subject to a maximum 15% tax rate if recognized before 2009 or a maximum 20% tax rate if recognized after 2008). If you are a U.S. Holder that is a corporation, such gain or loss will be long-term capital gain or loss, subject to a maximum 35% tax rate, if the notes have been held by you for more than one year.

Taxation of non-U.S. holders of notes

 Generally, under the so-called "portfolio interest exemption," if you are a Non-U.S. Holder, you will not be subject to United States federal income taxes on payments of premium (if any) or interest on a note so long as: (1) you are not a person who is a direct and/or constructive owner of 10% or more of the capital or profits interest in us; (2) you are not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to us; (3) you are not a bank receiving interest described in Section 881(c)(3)(A) of the Code; (4) such payments are not "effectively connected" with your conduct of a trade or business within the United States; and (5) the beneficial owner of the note, under penalties of perjury, certifies to us, our payment agent or the withholding agent (the last United States payor in the chain of payment prior to payment to you) (the "Withholding Agent") that the owner is not a United States person and the certificate provides the owner's name and address. If the applicable requirements are satisfied, the certification described above may be provided by a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

 If you are a Non-U.S. Holder and cannot satisfy the requirements of the portfolio interest exemption described above, you will be subject to a 30% withholding tax on interest received on a note unless you provide the Withholding Agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from withholding or eligibility for a reduced rate under the benefit of a tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States, in which case the interest would be subject to United States federal income tax on a net income basis as applicable to U.S. Holders generally, unless an applicable income tax treaty provides otherwise.

 If you are a Non-U.S. Holder that is a corporation for United States federal income tax purposes and the interest that you receive in respect of the notes is effectively connected with your conduct of a trade or business within the United States, then this interest may also be subject to the branch profits tax. In general, the branch profits tax is imposed on a foreign corporation on its actual or deemed repatriation from the United States of earnings and profits. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty that the United States may have with a country of which you are a "qualified resident."

 To claim the benefit of an applicable tax treaty, or to claim an exemption from withholding because interest that you receive is effectively connected with your conduct of a trade or business within the United States, you must provide to the Withholding Agent the appropriate, properly executed Internal Revenue Service form prior to the payment of interest. Also, a Non-U.S. Holder who is claiming the benefit of an applicable tax treaty may be required to obtain a United States taxpayer identification number ("TIN") and to provide documentary evidence issued by a foreign governmental authority to prove residence in the foreign country. Special procedures are provided in the Treasury regulations for payments through qualified intermediaries.

 Generally, as a Non-U.S. Holder, you will not be subject to United States federal income tax on any gain that you may recognize upon the retirement, sale or other disposition of a note unless (i) such gain is effectively connected with your conduct of a trade or business within the United States (or if an income tax treaty applies, such gain is attributable to your United States permanent establishment) or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of such retirement, sale, or other disposition. Certain other exceptions may be applicable, and you should consult your tax advisor in this regard. If you are so engaged in the conduct of a trade or business within the United States, and any such gain is effectively connected with your conduct of such trade or business, then you would not be subject to United States federal withholding tax on such gain but you would be subject to United States federal income tax on such gain in the same manner as if you were a U.S. Holder, unless an applicable tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to the branch profits tax referred to above for that taxable year, unless you qualify for a lower rate or an exemption from such tax under an applicable income tax treaty.

 If you are a Non-U.S. Holder who is an individual, then the notes will not be subject to United States federal estate tax upon your death unless you are a direct and/or constructive owner of 10% or more of the capital or profits interest in us, or, at the time of your death, payments in respect of the notes would have been effectively connected with your conduct of a trade or business within the United States.

Backup withholding and information reporting

U.S. holders.    In general, information reporting requirements will apply to payments of interest and principal on a note and to payments of the proceeds of the sale of a note, unless an exception applies. Further, the payor will be required to withhold backup withholding tax at the rate of 28% for tax years ending on or before December 31, 2010 and 31% for tax years beginning on or after January 1, 2011 if: (1) the payee fails to furnish a TIN (which, for an individual, would be such individual's social security number) to the payor or to establish an exemption from backup withholding; (2) the Internal Revenue Service notifies the payor that the TIN furnished by the payee is incorrect; (3) there has been a notified "payee underreporting" with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or (4) there has been a failure of the payee to certify under penalties of perjury that the payee is not subject to backup withholding under the Code. Some holders, including corporations, will be exempt from backup withholding. A U.S. Holder that does not provide the payor with its correct TIN may be subject to penalties imposed by the Internal Revenue Service. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's United States federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Non-U.S. holders.    Effective for taxable years beginning after December 31, 2000, backup withholding and information reporting will not apply to payments to a Non-U.S. Holder of principal, premium and interest (including original issue discount) on a note if such Non-U.S. Holder provides the required certification to establish an exemption from the withholding of United States federal income tax (e.g., an IRS Form W-8BEN) or otherwise establishes an exemption, provided that (1) we or our paying agent, as the case may be, do not have actual knowledge that the payee is a United States person, and (2) certain other conditions are satisfied.

 Similarly, unless we or our paying agent have actual knowledge that the payee is a U.S. Holder, backup withholding will not apply to (1) payments of interest (including original issue discount, if any) made outside the United States to certain offshore accounts, and (2) payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the United States. However, information reporting (but not backup withholding) will apply to (1) payments of interest made by us or our paying agent outside the United States, and (2) payments on the sale, exchange, redemption, retirement or other disposition of a note effected outside the United States if payment is made by us or our paying agent to a holder that is, for United States federal income tax purposes, (a) a United States person, (b) a controlled foreign corporation, (c) a United States branch of a foreign bank or foreign insurance company, (d) a foreign partnership controlled by United States persons or engaged in a United States trade or business, or (e) a foreign person 50% or more of whose gross income is effectively connected with that foreign person's conduct of a trade or business within the United States for a specified three-year period, unless we or our paying agent have in our records documentary evidence that the holder is not a U.S. Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

Changes to REIT qualification requirements

 For a general discussion of the taxation of the Company, see the section entitled "Material United States Federal Income Tax Considerations" and the applicable subsections set forth in the accompanying prospectus, as supplemented by the discussion below.

 The American Jobs Creation Act of 2004 (the "Jobs Act"), enacted on October 22, 2004, amended certain rules relating to REITs. The Jobs Act also affects the treatment of Non-U.S. Holders. On December 21, 2005, the Gulf Opportunity Zone Act (the "Gulf Act") was enacted to make, among other changes, certain technical corrections to the REIT provisions of both the Jobs Act and the Tax Technical Corrections Act of 2005, also enacted on December 21, 2005 (the "TTCA"), which changes, unless otherwise indicated, do not materially affect the discussion herein. The following is a non-exhaustive list of some of the changes made by the Jobs Act and, where applicable, changes made by the Gulf Act or TTCA.

REIT asset tests.    As discussed in the accompanying prospectus in the section entitled "Material United States Federal Income Tax Considerations—Requirements for REIT Qualification—In General—REIT Asset Tests," not more than 5% of the value of our total assets may be represented by securities of any one issuer and we may not own more than 10% by vote or value of any one issuer's securities. If we fail to meet this test at the end of any quarter, we could fail to qualify as a REIT. The Jobs Act provides additional mitigating provisions with respect to our qualification as a REIT if we inadvertently have more than 5% of our total assets in the securities of one issuer or if we hold more than 10% (by vote or by value) of the securities of any one issuer. The Jobs Act provides that if (i) the value of the assets causing us to violate the 5% or 10% tests does not exceed the lesser of (A) 1% of the value of our assets at the end of the quarter in which the violation occurs, or (B) $10,000,000, and (ii) if we cure the violation by disposing of such assets within a designated period, then we will not lose our qualification as a REIT. For violations that exceed the lesser of the 1% or $10,000,000 threshold, we still may avoid disqualification as a REIT provided (i) our failure to satisfy the 5% or 10% tests was due to reasonable cause and not due to willful neglect, (ii) we file a schedule with the IRS describing the assets causing the violation, (iii) we cure the violation by disposing of assets within a designated period and (iv) we pay a "penalty tax." The penalty tax is equal to the greater of (A) $50,000, or (B) the product derived by multiplying the highest federal corporate income tax rate by the net income generated by the non-qualifying assets during the period of the failure. This "reasonable cause" exception is also available in cases where we would otherwise fail to qualify as a REIT because less than 75% of our total assets are represented by real estate assets or more than 20% of our total assets are represented by the securities of one or more taxable REIT subsidiaries. The Gulf Act clarified that a de minimis violation of the REIT asset tests can also be cured if (x) we have a reasonable basis for any such violation, (y) such violation is cured within six months of discovery of the violation and (z) we pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income from the assets.

REIT gross income tests.    Prior to enactment of the Jobs Act, as discussed in the accompanying prospectus in the section entitled "Material United States Federal Income Tax Considerations—Requirements for REIT Qualification—In General—REIT Gross Income Tests," if less than 95% of our gross income was from certain passive sources (for example, rents, interest and dividends), then we were subject to a penalty tax based on the amount by which 90% of our gross income exceeded our gross income from such passive sources. The Jobs Act changes the formula for calculating this penalty tax. Under the Jobs Act, if less than 95% of our gross income is from certain passive sources, then we will be subject to a penalty tax based on the amount by which 95% of our gross income exceeded our gross income from such passive sources.

Other REIT qualification tests.    Under the Jobs Act, if we fail to satisfy one or more requirements for REIT qualification other than the gross income tests and asset tests due to reasonable cause and not willful neglect, we may continue to qualify as a REIT provided that we pay a penalty tax of $50,000 for each such failure.

Other provisions.    For purposes of the 75% and 95% gross income tests, the Jobs Act clarifies the rules regarding our ability to enter into leases with our taxable REIT subsidiaries, subject to certain requirements.

 The Jobs Act simplifies prior law by eliminating the exclusion for amounts received by a REIT for services customarily furnished or rendered by a taxable REIT subsidiary in connection with the rental of real property from the definition of "redetermined rents" under the Code.

 The Jobs Act expands the "straight debt" safe harbor under which certain types of securities are disregarded when calculating the 10% value limitation described in the accompanying prospectus in the section entitled "Material United States Federal Income Tax Considerations—Requirements for REIT Qualification—In General—REIT Asset Tests."

 The Jobs Act clarifies that any income from a hedging transaction entered into by us (including gain from the sale or disposition of such a transaction) will not constitute gross income for purposes of the 95% gross income test described in the accompanying prospectus in the section entitled "Material United States Federal Income Tax Considerations—Requirements for REIT Qualification—In General—REIT Gross Income Tests" to the extent the transaction hedges indebtedness incurred or to be incurred to acquire or carry real estate assets and certain identification requirements are satisfied.

Treatment of non-U.S. holders.    The Jobs Act eliminates the 35% withholding tax on any capital gain dividend with respect to any class of stock (so long as our common stock is regularly traded on an established securities market in the United States) if the Non-U.S. Holder has not owned more than 5% of such class of stock at any time during the taxable year in which the dividend is received. The Gulf Act clarified that the 5% ownership requirement ends on the date of the dividend distribution (rather than the Non-U.S. Holder's taxable year). Under the Jobs Act, any capital gain dividend will be treated as an ordinary dividend, subject to withholding at a 30% rate or lower rate applicable under an income tax treaty as more fully described in the accompanying prospectus under the heading "Material United States Federal Income Tax Considerations—Special Tax Considerations For Non-U.S. Stockholders."

 The provisions contained in the Jobs Act that relate to the expansion of the straight debt safe harbor and our ability to enter into leases with our taxable REIT subsidiaries are retroactive and will apply to our taxable years beginning after December 31, 2000. The remaining provisions described above generally will apply to taxable years beginning after October 22, 2004.

 We do not believe that any of the changes to the REIT rules contained in the Jobs Act, the TTCA or the Gulf Act will affect our ability to continue to qualify as a REIT.

 YOU ARE ADVISED TO CONSULT WITH YOUR OWN TAX ADVISOR REGARDING THE IMPACT OF THE JOBS ACT ON THE ACQUISITION, OWNERSHIP, SALE OR OTHER DISPOSITION OF THE NOTES IN LIGHT OF YOUR SPECIFIC TAX AND INVESTMENT SITUATION.

Underwriting

 We are selling the entire principal amount of the notes to J.P. Morgan Securities Inc. (the "Underwriter") pursuant to an Underwriting Agreement dated January 18, 2006.

 Under the terms and conditions of the Underwriting Agreement, if the Underwriter takes any of the notes, then it is obligated to take and pay for all of the notes.

 The 2012 Notes are a new issue of securities and the 2016 Notes are a re-opening of a prior issuance of securities, which in either case have no established trading market. We do not intend to apply for listing of the notes on any national securities exchange. The Underwriter has advised us that it intends to make a market in the notes, but it has no obligation to do so. The Underwriter may discontinue market making at any time without providing any notice. We cannot give any assurance as to the liquidity of any trading market in the notes.

 The Underwriter proposes to offer the notes from time to time for sale in negotiated transactions, or otherwise, at varying prices to be determined at the time of each sale. In connection with the sale of the notes, the Underwriter may be deemed to have received compensation from us in the form of underwriting discounts.

 We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriter may be required to make in respect of such liabilities.

 In connection with the offering of the notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the Underwriter may overallot in connection with the offering of the notes, creating a short position in the notes for its own account. In addition, the Underwriter may bid for, and purchase, notes in the open market to cover short positions or to stabilize the price of the notes. Finally, the Underwriter may reclaim selling concessions allowed for distributing the notes in the offering, if the Underwriter repurchases previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The Underwriter is not required to engage in any of these activities and may end any of these activities at any time.

 We expect that delivery of the notes will be made against payment therefor on or about the delivery date specified on the cover page of this prospectus supplement, which will be the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as T+4). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

 The Underwriter has performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses. In the ordinary course of their respective businesses, the Underwriter and its affiliates may, from time to time, engage in, and may in the future engage in, commercial banking and/or investment banking transactions with and perform services for us and our affiliates. An affiliate of the Underwriter is a lender under our $600 million unsecured revolving credit facility and will receive a portion of the proceeds from this offering.

 Under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), special considerations apply to a public offering of securities where more than 10% of the net proceeds thereof will be paid to participating underwriters or any of their affiliates. Since it is expected that more than 10% of the net proceeds will be used to pay an affiliate of the Underwriter, this offering is being conducted pursuant to Rule 2710(h) of the NASD Conduct Rules.

 We estimate that we will spend approximately $530,000 for printing, ratings agency, trustee and legal fees, and other expenses related to this offering.

EXPERTS

 The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control Over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

 Pryor Cashman Sherman & Flynn LLP, New York, New York, will issue an opinion regarding certain legal matters in connection with the notes offered by this prospectus supplement. Seyfarth Shaw, New York, New York, will issue an opinion as to certain legal tax-related matters in connection with the notes offered by this prospectus supplement. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

PROSPECTUS

$2,500,000,000

MACK-CALI REALTY CORPORATION

Common Stock, Preferred Stock, Depositary Shares and Warrants

MACK-CALI REALTY, L.P.

Debt Securities

        Mack-Cali Realty Corporation may, from time to time, in one or more series, offer the following securities:

    •
    common stock;
    •
    preferred stock;
    •
    preferred stock represented by depositary shares; or
    •
    warrants to purchase common stock or preferred stock.

        Mack-Cali Realty, L.P. may, from time to time, in one or more series, offer:

    •
    debt securities.

        The initial offering price for any of these securities will not exceed $2,500,000,000. Pursuant to Rule 429 under the Securities Act of 1933, as amended, $574,716,522 of such securities are covered by the registration statement on Form S-3 (No. 333-57103), of which this combined prospectus is a part. We will describe the terms of any such offering in a supplement to this prospectus. Such prospectus supplement will contain the following information about the offered securities:

    •
    title and amount;
    •
    offering price, underwriting discounts and commissions and our net proceeds;
    •
    any market listing and trading symbol;
    •
    names of lead or managing underwriters and description of underwriting arrangements; and
    •
    the specific terms of the offered securities.

        The common stock of Mack-Cali Realty Corporation is listed on The New York Stock Exchange and the Pacific Exchange under the symbol "CLI."

        You should carefully read and consider the risk factors beginning on page 10 in the Annual Report on Form 10-K of Mack-Cali Realty Corporation for the year ended December 31, 2003 and beginning on page 10 in the Annual Report on Form 10-K of Mack-Cali Realty, L.P. for the year ended December 31, 2003 for risks relating to investments in our securities.

Our mailing address and telephone number are:
11 Commerce Drive
Cranford, New Jersey 07016
(908) 272-8000.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 22, 2004

        We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

        Unless the context otherwise requires, all references in this prospectus to the "registrant," "we," "us," or "our" include Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), and any subsidiaries or other entities controlled by us, including Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"). All references in this prospectus to "Mack-Cali Realty, L.P." or the "Operating Partnership" include Mack-Cali Realty, L.P. and any subsidiaries or other entities that the Operating Partnership owns or controls. All references in this prospectus to "common stock" refer to our common stock, par value $.01 per share. All references in this prospectus to "units" refer to the units of limited partnership interest in the Operating Partnership.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, warrants or debt securities in one or more offerings for total proceeds of up to $2,500,000,000. This prospectus provides you with a general description of the securities we may offer. If required, each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and those securities. The prospectus supplement may add, update or change information contained in this prospectus. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

FORWARD-LOOKING STATEMENTS

        We consider portions of this information to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue" or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

        Among the factors about which we have made assumptions are:

  •
  changes in the general economic climate; conditions, including those affecting industries in which our principal tenants compete;

  •
  any failure of the general economy to recover from the current economic downturn;

  •
  the extent of any tenant bankruptcies or of any early lease terminations;

  •
  our ability to lease or re-lease space at current or anticipated rents;

  •
  changes in the supply of and demand for office, office/flex and industrial/warehouse properties;

  •
  changes in interest rate levels;

  •
  changes in operating costs;

  •
  our ability to obtain adequate insurance, including coverage for terrorist acts;

  •
  the availability of financing; and

  •
  other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated.

        For further information on factors which could impact us and the statements contained herein, see the "Risk Factors" beginning on page 10 in the Annual Report on Form 10-K of Mack-Cali Realty Corporation for the year ended December 31, 2003 and beginning on page 10 in the Annual Report on Form 10-K of Mack-Cali Realty, L.P. for the year ended December 31, 2003 for risks relating to investments in our securities. We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.

THE COMPANY AND THE OPERATING PARTNERSHIP

        We are a fully integrated, self-administered and self-managed real estate investment trust, or "REIT." We own and operate a real estate portfolio comprised predominately of Class A office and office/flex properties located primarily in the Northeast, as well as commercial real estate leasing, management, acquisition, development and construction services on an in-house basis. The Operating Partnership is a majority-owned subsidiary of the Company, and the Company is the sole general partner of the Operating Partnership. Substantially all of our interests in our properties are held through, and our operations are conducted through, the Operating Partnership or entities controlled by the Operating Partnership. As of March 31, 2004, the Company was the beneficial owner of approximately 81.2 percent of the outstanding partnership interests of the Operating Partnership, assuming the conversion of all of the Operating Partnership's preferred limited partnership units into common limited partnership units.

        As of March 31, 2004, we owned or had interests in 263 properties plus developable land. These properties aggregate approximately 28.3 million square feet, which are comprised of: (a) 154 office buildings and 97 office/flex buildings, totaling approximately 27.8 million square feet (which include four office buildings and one office/flex building aggregating 1.2 million square feet owned by unconsolidated joint ventures in which we have investment interests), six industrial/warehouse buildings totaling approximately 387,400 square feet, three retail properties totaling approximately 118,040 square feet (which includes a mixed-use retail property owned by an unconsolidated joint venture in which we have an investment interest), one hotel (which is owned by an unconsolidated joint venture in which we have an investment interest) and two parcels of land leased to others. Our properties are located in eight states, primarily in the Northeast, plus the District of Columbia.

        Our strategy is to focus on our operations, acquisition and development of office properties in high-barrier-to-entry markets and sub-markets where we believe we are, or can become, a significant and preferred owner and operator. We will continue this strategy by expanding through acquisitions and/or development in Northeast markets where we have, or can achieve, similar status. We believe that our properties have excellent locations and access and are effectively maintained and professionally managed. As a result, we believe that our properties attract high quality tenants and achieve among the highest rental, occupancy and tenant retention rates within their markets. We also believe that our extensive market knowledge provides us with a significant competitive advantage which is further enhanced by our strong reputation for, and emphasis on, delivering highly responsive, professional management services.

        The Company's shares of common stock are listed on The New York Stock Exchange and the Pacific Exchange under the symbol "CLI." The Company has paid regular quarterly distributions on its common stock since we commenced operations as a REIT in 1994. The Company intends to continue making regular quarterly distributions to the holders of its common stock. Dividends depend upon a variety of factors, and there can be no assurance that distributions will be made in the future.

        The Company was incorporated under the laws of the State of Maryland on May 24, 1994, and the Operating Partnership was formed under the laws of the state of Delaware on May 31, 1994. Our executive offices are located at 11 Commerce Drive, Cranford, New Jersey 07016, and our telephone number is (908) 272-8000. We have an internet web address at "http://www.mack-cali.com." The information available on or through our website is not a part of this prospectus or any prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table shows ratios of earnings to fixed charges for the Company and the Operating Partnership for the periods shown:

Period	Company	Operating Partnership
Three Months ended March 31, 2004	1.8x	2.1x
Year ended December 31, 2003	1.9x	2.1x
Year ended December 31, 2002	2.0x	2.2x
Year ended December 31, 2001	2.0x	2.2x
Year ended December 31, 2000	1.8x	2.1x
Year ended December 31, 1999	2.0x	2.3x

        We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before minority interest and equity in earnings from unconsolidated joint ventures, plus fixed charges as defined below (excluding capitalized interest and preferred security dividend requirements of consolidated subsidiaries) and distributed income of unconsolidated joint ventures, and, minus the minority interest in income of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, the interest portion of ground rents on land leases, and preferred security dividend requirements of consolidated subsidiaries.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
SECURITY DIVIDENDS

        The following table shows ratios of earnings to combined fixed charges and preferred security dividends for the Company and the Operating partnership for the periods shown:

Period	Company	Operating Partnership
Three Months ended March 31, 2004	1.8x	1.8x
Year ended December 31, 2003	1.9x	1.9x
Year ended December 31, 2002	2.0x	2.0x
Year ended December 31, 2001	2.0x	2.0x
Year ended December 31, 2000	1.8x	1.8x
Year ended December 31, 1999	2.0x	2.0x

        We compute the ratio of earnings to combined fixed charges and preferred security dividends by dividing earnings by combined fixed charges and preferred security dividends. For this purpose, earnings consist of income from continuing operations before minority interest and equity in earnings from unconsolidated joint ventures, plus fixed charges as defined below (excluding capitalized interest and preferred security dividend requirements of consolidated subsidiaries) and distributed income of unconsolidated joint ventures, and, minus the minority interest in income of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest costs, both expensed and capitalized, amortization of deferred financing costs, the interest portion of ground rents on land leases, and preferred security dividend requirements of consolidated subsidiaries.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, including the development and acquisition of additional properties and other acquisition transactions, the repayment of outstanding debt and improvements to properties in our portfolio. As required by the terms of the limited partnership agreement of the Operating Partnership, we must invest the net proceeds of any sale of our common stock or preferred stock in the Operating Partnership in exchange for additional units of limited partnership interest.

DESCRIPTION OF DEBT SECURITIES

        Unless we specify otherwise in a prospectus supplement, the Operating Partnership's debt securities will be issued under an indenture that is dated as of March 16, 1999, between the Company, the Operating Partnership and Wilmington Trust Company, as trustee. The indenture has been filed with the Securities and Exchange Commission. The Trust Indenture Act of 1939 governs the indenture, under which the indenture was previously qualified. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the indenture because it, and not this description, defines your rights as holders of debt securities issued by the Operating Partnership. You also should read the applicable prospectus supplement for additional information and the specific terms of the debt securities.

        The terms "we," "us" and "our" as such terms as used in the following description of debt securities refer to Mack-Cali Realty, L.P. unless the context requires otherwise.

General

        The debt securities offered by means of this prospectus will be our direct, unsecured, non-convertible obligations. Except for any series of debt securities which is specifically subordinated to our other unsecured and unsubordinated debt, the debt securities will rank equally with all of our other unsecured and unsubordinated debt. We may issue debt securities in one or more series without limit as to the aggregate principal amount. The board of directors of the Company, the sole general partner of the Operating Partnership, will determine the terms of the debt. All debt securities of one series need not be issued at the same time and a series may generally be reopened for additional issuances, without the consent of the holders of the debt securities of the series.

        As of the date of this prospectus, the following series of our debt securities were issued and outstanding:

  •
  $300,000,000 7.25% senior unsecured notes due March 15, 2009 issued on March 16, 1999;

  •
  $15,000,000 7.835% senior unsecured notes due December 15, 2010 issued on December 21, 2000;

  •
  $300,000,000 7.75% senior unsecured notes due February 15, 2011 issued on January 29, 2001;

  •
  $94,914,000 6.15% senior unsecured notes due December 15, 2012 issued on December 20, 2002;

  •
  $26,105,000 5.82% senior unsecured notes due March 15, 2013 issued on March 15, 2003;

  •
  $100,000,000 4.60% senior unsecured notes due June 15, 2013 issued on June 15, 2003; and

  •
  $200,000,000 5.125% senior unsecured notes due February 15, 2014, $100,000,000 of which was issued on February 9, 2004 and $100,000,000 of which was issued on March 22, 2004.

For the specific terms of any series of our debt securities, see the supplemental indentures which are attached as exhibits to the registration statement of which this prospectus is a part.

        If any debt securities issued by the Operating Partnership rate below investment grade at the time of issuance, they will be fully and unconditionally guaranteed by the Company as to payment of principal, interest and any premium.

        The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be replaced with a successor trustee. Except as otherwise described in this prospectus, any action by a trustee may be taken only with respect to the debt securities for which it is the trustee under the indenture.

Terms

        A prospectus supplement will describe the specific terms of any debt securities we offer, including:

  •
  the title of the debt securities;

  •
  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

  •
  the price at which we will issue the debt securities;

  •
  the fixed or variable rate at which the debt securities will bear interest, or the method to determine the interest rate;

  •
  the basis upon which we will calculate interest on the debt securities if other than a 360-day year of twelve 30-day months;

  •
  the timing, place and manner of making principal, interest and any premium payments on the debt securities;

  •
  the place where you may serve notices about the debt securities and the indenture;

  •
  whether and under what conditions we or the holders may redeem the debt securities;

  •
  any sinking fund or similar provisions;

  •
  the currency in which we will pay the principal, interest and any premium payments on the debt securities, if other than U.S. dollars;

  •
  the events of default or covenants of the debt securities, if they are different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  the date on which the debt securities mature;

  •
  whether we will issue the debt securities in registered or bearer form and their denominations if other than $1,000 for registered form or $5,000 for bearer form;

  •
  whether the amount of payments on debt securities may be determined with reference to an index, formula or other method;

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

  •
  the terms and conditions, if any, upon which the debt securities may be subordinated to other of our indebtedness;

  •
  whether the defeasance and covenant defeasance provisions described in this prospectus apply to the debt securities or are different in any manner;

  •
  whether or not the debt securities are guaranteed by the Company;

  •
  whether and under what circumstances we will pay additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of paying these amounts; and

  •
  any other material terms of the debt securities not inconsistent with the provisions of the indenture.

        Some debt securities may provide for less than the entire principal amount thereof to be paid if the maturity date is accelerated, which we refer to as "original issue discount securities." The prospectus supplement will describe any material federal income tax, accounting, and other considerations applicable to original issue discount securities.

        The indenture does not contain any provisions that would limit the ability of either the Operating Partnership to incur indebtedness or that would afford holders of debt securities of the Operating Partnership protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfer of the Company's common stock and preferred stock, designed to preserve the Company's status as a REIT, may prevent or hinder a change of control. Information relating to any deletions from, modifications of or additions to any events of default or covenants of the Operating Partnership that are described in this prospectus, including any addition of a covenant or other provision providing event risk or similar protection, will be set forth in an applicable prospectus supplement.

Guarantees

        Unless otherwise provided in an applicable prospectus supplement, the Company will fully, unconditionally and irrevocably guarantee the due and punctual payment of principal, interest, and any premium on any of our debt securities rated below investment grade at the time of issuance in order to enable us to obtain more favorable interest rates and other terms and conditions with respect to such debt securities. The Company may also guarantee any sinking fund payments on debt securities rated below investment grade. The terms of any such guarantees will be set forth in the applicable prospectus supplement.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the prospectus supplement, we will issue debt securities in denominations of:

  •
  $1,000 if they are in registered form;

  •
  $5,000 if they are in bearer form; or

  •
  any denomination if they are in global form.

        Unless otherwise specified in the prospectus supplement, the principal, interest and any premium on debt securities will be payable at the corporate trust office of the trustee. However, we may choose to pay interest by check mailed to the address of the registered holder or by wire transfer of funds to the holder at an account maintained within the United States.

        Any payment of the principal, interest and any premium that we make to a trustee or paying agent and which remains unclaimed two years after its due date will be repaid to us. Any holder of a debt security seeking payment after two years may only seek payment directly from us.

        Any interest not punctually paid or duly provided for on any interest payment date will immediately cease to be payable to the holder on the regular record date and may be paid either:

  •
  to the registered holder of the debt security as of the close of business on a special record date established by the trustee, who will provide notice to the holder not less than 10 days prior to the special record date; or

  •
  in any other lawful manner.

        Subject to limitations imposed upon debt securities issued in book-entry form, you may exchange debt securities for different denominations of the same series or surrender debt securities for transfer at the corporate trust office of the trustee. Every debt security surrendered for transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. We will not require the holder to pay any service charge for any transfer or exchange, but we or the trustee may require the holder to pay any applicable tax or other governmental charge.

        If a prospectus supplement refers to any transfer agent in addition to the trustee that we initially designated with respect to any series of debt securities, then we may rescind the designation or approve a change in the location of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment. We may designate additional transfer agents with respect to any series of debt securities.

        Unless otherwise specified in the prospectus supplement, we and the trustee are not required to:

  •
  issue, transfer or exchange any security if the debt security may be among those selected for redemption during a 15-day period prior to the date of selection;

  •
  transfer or exchange any security selected for redemption in whole or in part, except, in the case of a registered security to be redeemed in part, the portion not to be redeemed; or

  •
  issue, transfer or exchange any security that the holder surrenders for repayment.

Merger, Consolidation or Sale

        The Operating Partnership may not consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into, any other entity, unless:

  •
  the Operating Partnership is the surviving entity or, in the event that the Operating Partnership is not the surviving entity, the successor entity formed by the transaction (in a consolidation) or the entity which received the transfer of assets, expressly assumes payment of the principal, interest and any premium on all the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

  •
  immediately after giving effect to the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, would become an event of default, has occurred and is continuing; and

  •
  the Company delivers to the trustee an officer's certificate and legal opinion covering these conditions.

Certain Covenants

        Existence:    Except as described above under the heading "Merger, Consolidation or Sale," the Operating Partnership must preserve and keep in full force and effect its existence, rights and franchises. However, the Operating Partnership is not required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not materially disadvantageous to the holders of the debt securities.

        Maintenance of Properties:    We must maintain all of our material properties in good condition, repair and working order, supply all properties with all necessary equipment and make all necessary repairs, renewals, replacements and improvements necessary so that we may properly and advantageously conduct our business at all times. However, we may sell our properties for value in the ordinary course of business.

        Insurance:    We must keep all of our insurable properties insured for commercially reasonable amounts against loss or damage with financially sound and reputable insurance companies.

        Payment of Taxes and Other Claims:    We must pay, before they become delinquent:

  •
  all taxes, assessments and governmental charges; and

  •
  all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon any property.

        However, we are not required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Additional Covenants

        Additional covenants and/or modifications to the covenants described above will be set forth in the applicable indenture or a supplemental indenture and described in the prospectus supplement.

Event of Default, Notice and Waiver

        Unless otherwise provided in the prospectus supplement, the following are events of default with respect to any series of debt securities issued under the indenture:

  •
  default for 30 days in the payment of any installment of interest on any debt security of the series;

  •
  default in the payment of the principal or any premium on any debt security of the series at its maturity;

  •
  default in making any sinking fund payment as required for any debt security of the series;

  •
  default in the performance of any other covenant or warranty contained in the indenture, other than covenants that do not apply to the series, and the default continues for 60 days after notice;

  •
  default in the payment of an aggregate principal amount exceeding $10,000,000 of any debt or any secured debt, if the default continues after the expiration of any applicable grace period and results in the acceleration of the maturity of the debt;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or any of our properties; and

  •
  any other event of default provided with respect to that particular series of debt securities.

        If an event of default occurs and continues, then on written notice to us the trustee or the holders of a majority in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration of debt securities but before a judgment for payment has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of that series may rescind and annul the declaration and its consequences if:

  •
  we have paid or deposited with the trustee all required payments; and

  •
  all events of default have been cured or waived.

        The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to that series, except a default in payment or a default of a covenant or other indenture provision that can only be modified with the consent of the holder of each outstanding debt security affected.

        The indenture provides that no holders of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee to act for 60 days after it has received a written request to institute proceedings for an event of default from the holders of at least a majority in principal amount of the outstanding debt securities of that series and an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder from instituting suit for the enforcement of any payment due on the debt securities.

        Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of a series (or of all debt securities then outstanding under the indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may refuse to follow any direction that:

  •
  is in conflict with any law or the indenture;

  •
  may subject the trustee to personal liability; or

  •
  may be unduly prejudicial to the holders not joining in the direction.

        The trustee must give notice to the holders of debt securities within 90 days of a default unless the default has been cured or waived. However, if the trustee considers it to be in the interest of the holders, the trustee may withhold notice of any default except a payment default.

        Within 120 days after the close of each fiscal year, we must deliver an officer's certificate to the trustee stating whether such officer has knowledge of any default under the Indenture and provide specific details of any default.

Modification of the Indenture

        At least a majority in principal amount of all outstanding debt securities or series of outstanding debt securities may modify or amend the indenture if such a majority would be affected by a modification or amendment of the indenture. However, holders of each of the debt securities affected by the modification must consent to modifications that have the following effects:

  •
  change the stated maturity of the principal, interest or premium on any debt security;

  •
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or adversely affect any right of repayment of the holder of any debt security;

  •
  change the place or currency for payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on any debt security;

  •
  reduce the percentage of outstanding debt securities of a series necessary to modify or amend the indenture, waive compliance with provisions of the indenture or defaults and consequences under the indenture or reduce the quorum or voting requirements set forth in the indenture;

  •
  adversely modify or affect the terms and conditions of the obligations of the Company with respect to any of its guarantees; or

  •
  modify any of the provisions discussed above or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that other provisions may not be modified or waived without the consent of the holder.

        The indenture provides that the holders of at least a majority in principal amount of a series of outstanding debt securities may waive compliance by us with covenants relating to that series.

        We and the trustee can modify the indenture without the consent of any holder for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor;

  •
  to add to our covenants for the benefit of the holders or to surrender any right or power conferred upon us;

  •
  to add events of default for the benefit of the holders;

  •
  to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, so long as it does not materially adversely affect the interests of any of the holders;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee to facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, so long as the action does not materially adversely affect the interests of any of the holders;

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series, so long as the action does not materially adversely affect the interests of any of the holders; or

  •
  to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall become effective only when there are no outstanding securities of any series created prior to the execution of a supplemental indenture which is entitled to the benefit of such provision.

        In addition, with respect to any guaranteed securities, the Company or any of its subsidiaries may, without the consent of any holder, directly or indirectly assume the payment of the principal, interest and any premium on the guaranteed securities and the performance of every covenant of the indenture that must be performed by us. Upon any assumption, the Company will succeed to the Operating Partnership under the indenture and the Operating Partnership will be released from all obligations and covenants with respect to the guaranteed securities. To effect any assumption, we must:

  •
  deliver to the trustee an officer's certificate and an opinion of counsel stating that the guarantee and all other of our covenants in the indenture remain in full force and effect;

  •
  deliver to the trustee an opinion of independent counsel that the holders of guaranteed securities will have no federal tax consequences as a result of the assumption; and

  •
  if any debt securities are then listed on the New York Stock Exchange, ensure that those debt securities will not be delisted as a result of the assumption.

        The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that is deemed to be outstanding is the amount of its principal that would be due and payable as of the date of determination upon declaration of acceleration of maturity;

  •
  the principal amount of a debt security denominated in a foreign currency that is deemed outstanding is the U.S. dollar equivalent of the principal amount, determined on the issue date for the debt security;

  •
  the principal amount of an indexed security that is deemed outstanding is the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security; and

  •
  debt securities that are directly or indirectly owned by us are disregarded.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. The trustee, the Operating Partnership, the Company or the holders of at least 25% in principal amount of the outstanding debt securities of a series may call a meeting. Except for any consent that the holder of each debt security affected by modifications and amendments of the indenture must give, the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series will be sufficient to adopt any resolution presented at a meeting at which a quorum is present. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the holders of the specified percentage. Any resolution passed or decision taken at any meeting of holders duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage will constitute a quorum.

        However, there is no minimum quorum requirement at a meeting where debt security holders meet in response to a request or other action that may be made by a specific percentage of holders. In addition, the principal amount of the outstanding debt securities that vote in favor of any action taken at that meeting will be taken into account in determining the validity of that action under the indenture.

Discharge, Defeasance and Covenant Defeasance

        We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year, or are scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds sufficient to pay the principal, interest and any premium on the series to the stated maturity or redemption date.

        The indenture provides that, unless otherwise provided in the prospectus supplement, as long as the holders of the debt securities will not recognize any resulting income, gain or loss for federal income tax purposes, the Operating Partnership may elect either:

  •
  to defease and discharge itself and the Company from all of their obligations with respect to the debt securities, which we refer to as "defeasance"; or

  •
  to release itself and the Company from their obligations under particular sections of the indenture, which we refer to as "covenant defeasance."

        In order to make a defeasance election, the Company or the Operating Partnership must irrevocably deposit with the trustee, in trust, a sufficient amount to pay the principal, interest and any premium on the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the scheduled due dates. The deposit may be either an amount in the currency in which the debt securities are payable at stated maturity, or government obligations, or both. The Company or the Operating Partnership must also deliver to the trustee an opinion of counsel on the tax consequences of defeasance.

        The prospectus supplement may further describe any provisions permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.

        In the event the Operating Partnership effects covenant defeasance and declares debt securities due and payable because of the occurrence of any event of default, the amount payable in currency and government obligations on deposit with the trustee will be sufficient to pay amounts due at the time of their maturity but may not be sufficient to pay amounts due at the time of any acceleration resulting from the event of default. However, the Operating Partnership and, if such debt securities have been guaranteed, the Company, shall remain liable to make payment of such amounts due at the time of acceleration.

        The prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of any series.

Subordination

        The prospectus supplement will set forth any terms and conditions of subordination of any debt securities. These terms will include:

  •
  a description of various debt securities ranking senior to the debt securities;

  •
  the subordination of any debt securities;

  •
  restrictions on payments in the event of a default; and

  •
  any provisions requiring holders of debt securities to remit certain payments to holders of senior indebtedness.

Global Securities

        We may issue debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with a depositary, identified in the prospectus supplement relating to the series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The prospectus supplement will describe the specific terms of the depositary arrangement with respect to a series of debt securities.

DESCRIPTION OF COMMON STOCK

        The following description of our common stock in this prospectus contains the general terms and provisions of our common stock. The particular terms of any offering of our common stock will be described in a prospectus supplement relating to such offering. The prospectus supplement may provide that our common stock will be issuable upon conversion of preferred stock or upon the exercise of warrants to purchase our common stock. The statements below describing our common stock are subject to and qualified by, the applicable provisions of our charter and bylaws.

        The terms "we," "us" and "our" as such terms are used herein refer to Mack-Cali Realty Corporation unless the context requires otherwise.

General

        We are authorized under our charter to issue 190,000,000 shares of common stock. Each outstanding share of common stock entitles the holder to one vote on all matters presented to stockholders for a vote. Holders of common stock have no preemptive or cumulative voting rights.

        The Company's common stock currently is listed for trading on the New York Stock Exchange. We will apply to the New York Stock Exchange to list any additional shares of common stock that we offer and sell pursuant to a prospectus supplement.

        All shares of common stock issued will be duly authorized, fully paid and non-assessable. We may pay dividends to the holders of our common stock if and when declared by our board of directors out of legally available funds. We intend to continue to pay quarterly dividends on our common stock. Dividends depend on a variety of factors, and there can be no assurances that distributions will be made in the future.

        Under Maryland law, stockholders generally are not liable for our debts or obligations. If we are liquidated, subject to the right of any holders of preferred stock to receive preferential distributions, each outstanding share of common stock will participate pro rata in any assets remaining after our payment of, or adequate provision for, all of our known debts and liabilities, including debts and liabilities arising out of our status as general partner of Mack-Cali Realty, L.P. All shares of our common stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights, subject to the ownership limits set forth in our charter or as permitted by our board of directors.

Ownership Limitations and Restrictions on Transfer

        Generally, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of our issued and outstanding capital stock. In addition, our charter and bylaws contain provisions that would have the effect of delaying, deferring or preventing a change in control. See "Certain Provisions of Maryland Law and our Charter and Bylaws."

        In order for us to maintain our REIT qualification under the Internal Revenue Code of 1986, as amended, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year, and at least 100 persons must beneficially own our outstanding capital stock for at least 335 days per 12 month taxable year. To help ensure that we meet these tests, our charter provides that no holder may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of our issued and outstanding capital stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status.

        The ownership limitations and restrictions on transfer will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

        If you beneficially own more than 5% of our outstanding capital stock, you must file a written response to our request for stock ownership information, which we will mail to you no later than January 30th of each year. This notice should contain your name and address, the number of shares of each class or series of stock you beneficially own and a description of how you hold the shares. In addition, you must disclose to us in writing any additional information we request in order to determine the effect of your ownership of such shares on our status as a REIT.

        These ownership limitations could have the effect of precluding a third party from obtaining control over us unless our board of directors and our stockholders determine that maintaining REIT status is no longer desirable.

Operating Partnership Agreement

        The partnership agreement of Mack-Cali Realty, L.P. requires that the consent of the holders of at least 85 percent of Mack-Cali Realty, L.P.'s partnership units is required:

  •
  to merge (or permit the merger of) Mack-Cali Realty, L.P. with another unrelated entity, unless Mack-Cali Realty, L.P. shall be the surviving entity in such merger;

  •
  to dissolve, liquidate, or wind-up Mack-Cali Realty, L.P.; or

  •
  to convey or otherwise transfer all or substantially all of the assets of Mack-Cali Realty, L.P.

As of March 31, 2004, we, as general partner of Mack-Cali Realty, L.P., held approximately 81.2 percent of the outstanding partnership units of Mack-Cali Realty, L.P., assuming the conversion of all preferred limited partnership units into common limited partnership units. Consequently, approval of any of the foregoing transactions would require the consent of some of the limited partners of Mack-Cali Realty, L.P.

        The partnership agreement also contains provisions restricting us from engaging in a merger or sale of substantially all of our assets, unless such transaction was one where all of the limited partners received for each partnership unit, an amount of cash, securities, or other property equal to the number of shares of common stock into which such partnership unit is convertible multiplied by the greatest amount of cash, securities or other property paid to a holder of one share of common stock in consideration of one share of common stock. However, if, in connection with a merger or sale of substantially all of our assets, a purchase, tender or exchange offer was made to all of the outstanding common stockholders, each partnership unit holder would receive the greatest amount of cash, securities, or other property which such partnership unit holder would have received had it exercised its redemption rights and received common stock in exchange for its partnership units immediately before such purchase, tender or exchange offer expires.

        We may merge with another entity, without any of the restrictions identified in the immediately preceding paragraph, so long as each of the following requirements are satisfied:

  •
  after a merger, substantially all of the assets owned by the surviving entity, other than partnership units we hold, are owned by Mack-Cali Realty, L.P. or another limited partnership or limited liability company which is the survivor of a merger with Mack-Cali Realty, L.P.;

  •
  the limited partners own a percentage interest of the surviving partnership based on the fair market value of the net assets of Mack-Cali Realty, L.P. and the fair market value of the other net assets of the surviving partnership before the transaction;

  •
  the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect before the transaction; and

  •
  such rights of the limited partners include the right to exchange their interests in the surviving partnership for at least one of: (A) the consideration available to such limited partners, or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the common stock.

Stockholder Rights Plan

        On June 10, 1999, our board of directors adopted a stockholder rights plan and declared a distribution of one preferred share purchase right for each outstanding share of common stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock. We issued these rights on July 6, 1999 to each stockholder of record on such date, and these rights attach to shares of common stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.

        Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $100.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding common stock or announces a tender offer for 15 percent or more of our outstanding common stock, excluding certain affiliated groups who may have been deemed to own 15 percent or more of our outstanding common stock as of the date such preferred share purchase rights were issued. Each holder of a preferred share purchase right will have the right to receive, upon exercise, shares of our common stock having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on July 6, 2009, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.

Transfer Agent

        The transfer agent for our common stock is EquiServe Trust Company, N.A., Jersey City, New Jersey.

DESCRIPTION OF PREFERRED STOCK

        The following description of our preferred stock in this prospectus contains the general terms and provisions of our preferred stock. The particular terms of any offering of preferred stock will be described in a prospectus supplement relating to such offering. The statements below describing our preferred stock are subject to and qualified by, the applicable provisions of our charter, bylaws and any articles supplementary.

General

        We are authorized to issue up to 5,000,000 shares of preferred stock. As of the date of this prospectus, our board of directors has classified the following series of preferred stock:

  •
  8% Series C Cumulative Redeemable Perpetual Preferred Stock, or Series C preferred stock, consisting of 10,000 shares, each having a stated value of $2,500 per share, issued on March 14, 2003 in the form of 1,000,000 depositary shares, each such depositary share representing one one-hundredth of a share of Series C preferred stock, all of which are outstanding; and

  •
  Series A Junior Participating Preferred Stock representing our stockholder rights plan, or "poison pill," issued on July 6, 1999, consisting of 200,000 shares, none of which are outstanding.

        The Series C preferred stock has preference rights with respect to liquidation and distributions over our common stock and the right to cumulative dividends at the annual rate of 8% of the $2,500 stated value per share. Holders of the Series C preferred stock, except under certain limited conditions, will not be entitled to vote on any matters. In the event of a cumulative arrearage equal to six quarterly dividends, holders of the Series C preferred stock will have the right to elect two additional members to serve on our board of directors until dividends have been paid in full. As of the date of this prospectus, there were no dividends in arrears. We may issue unlimited additional preferred stock ranking on a parity with the Series C preferred stock but may not issue any preferred stock senior to the Series C preferred stock without the consent of two-thirds of its holders. Except under certain conditions relating to our qualification as a REIT, the Series C preferred stock is not redeemable prior to March 14, 2008. On and after such date, the Series C preferred stock will be redeemable at our option, in whole or in part, at $2,500 per share (or $25 per depositary share), plus accrued and unpaid dividends. For a description of our Series A Junior Participating Preferred Stock, please see "Description of Common Stock—Stockholder Rights Plan."

        Under our charter, we may issue shares of preferred stock from time to time, in one or more series, as authorized by our board of directors. Before the issuance of shares of each series, our board of directors is required by Maryland law and our charter to adopt resolutions and file articles supplementary with the State Department of Assessment and Taxation of Maryland, setting forth for each such series: the designation of the series to distinguish it from other series and classes of our stock, the number of shares to be included in the series and the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of the shares of the series.

        Because our board of directors has the power to establish the terms and conditions of each series of preferred stock, it may afford the holders of any series of preferred stock powers, preferences and rights, voting or otherwise, senior to the rights of holders of shares of our common stock. Our issuance of preferred stock could have the effect of delaying or preventing a change in control.

Terms

        When we issue preferred stock, it will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.

        Articles supplementary that will become part of our charter will reflect the specific terms of any new series of preferred stock offered. A prospectus supplement will describe these specific terms, including:

  •
  the title and stated value;

  •
  the number of shares, liquidation preference and offering price;

  •
  the dividend rate, dividend periods and payment dates;

  •
  the date on which dividends begin to accrue or accumulate;

  •
  any auction and remarketing procedures;

  •
  any retirement or sinking fund requirement;

  •
  the price and the terms and conditions of any redemption right;

  •
  any listing on any securities exchange;

  •
  the price and the terms and conditions of any conversion or exchange right;

  •
  whether interests will be represented by depositary shares;

  •
  any voting rights;

  •
  the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer;

  •
  any federal income tax considerations, if appropriate; and

  •
  any other specific terms, preferences, rights, limitations or restrictions.

Rank

        Unless otherwise described in the prospectus supplement, the preferred stock will have the following ranking as to dividends, liquidation, dissolution or winding up:

  •
  senior to our common stock and to all other equity securities ranking junior to the preferred stock;

  •
  on a parity with all equity securities issued by us which by their terms rank on a parity with the preferred stock; and

  •
  junior to all equity securities issued by us which by their terms rank senior to the preferred stock.

Dividends

        If declared by our board of directors, preferred stockholders will be entitled to receive cash dividends at the rate set forth in the prospectus supplement. We will pay dividends to stockholders of record on the record date fixed by our board of directors. The prospectus supplement will specify whether dividends on any series of preferred stock are cumulative or non-cumulative. If dividends are cumulative, they will be cumulative from the date set forth in the prospectus supplement. If dividends are non-cumulative and our board of directors does not declare a dividend payable on a dividend payment date, then the holders of that series will have no right to receive a dividend, and we will not be obligated to pay an accrued dividend later for the missed dividend period, whether or not our board of directors declares dividends on the series on any future date.

        If any preferred stock is outstanding, we will not declare or pay dividends on, or redeem, purchase or otherwise acquire any shares of, our common stock or any capital stock ranking junior to a series of preferred stock, other than dividends paid in, or conversions or exchanges for, common stock or other capital stock junior to the preferred stock, unless:

  •
  if the series of preferred stock has cumulative dividends, we have declared and paid full cumulative dividends for all past and current dividend periods or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series; or

  •
  if the series of preferred stock does not have cumulative dividends, we have declared and paid full dividends for the current dividend period or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series.

        Unless the prospectus supplement provides otherwise, when we do not pay dividends on shares from more than one series of preferred stock ranking in parity as to dividends in full (or we have not reserved a sufficient sum for full payment), all of these dividends will be declared pro rata so that the amount of dividends declared per share in each series will in all cases bear the same ratio of accrued dividends owed. These pro rata payments per share will not include interest, nor will they include any accumulated unpaid dividends from prior periods if the dividends in question are non-cumulative.

Redemption

        If specified in the prospectus supplement, we will have the right to redeem all or any part of the preferred stock in each series at our option, or the preferred stock will be subject to mandatory redemption.

        If the series of preferred stock is subject to mandatory redemption, the prospectus supplement will specify:

  •
  the number of shares we will redeem in each year;

  •
  the date after which we may or must commence the redemption; and

  •
  the redemption price per share, which will include all accrued and unpaid dividends other than non-cumulative dividends for prior dividend periods.

        Except as otherwise provided in the prospectus supplement, the redemption price may be payable in cash or other property.

        Unless the prospectus supplement provides otherwise, we will not redeem less than all of a series of preferred stock, or purchase or acquire any shares of a series of preferred stock, other than conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:

  •
  if the series of preferred stock has cumulative dividends, we have declared and paid full cumulative dividends for all past and current dividend periods for this series or declared and reserved funds for payment; or

  •
  if the series of preferred stock does not have cumulative dividends, we have declared and paid full dividends for the current dividend period or declared and reserved funds for payment.

        We may, however, purchase or acquire preferred stock of any series to preserve our status as a REIT or pursuant to an offer made on the same terms to all holders of preferred stock of that series.

        If we redeem fewer than all outstanding shares of preferred stock of any series, we will determine the number of shares to be redeemed and whether we will redeem shares pro rata by shares held or shares requested to be redeemed or by lot in a manner that we determine.

        We will mail redemption notices at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a series of preferred stock to be redeemed at the address shown on the share transfer books. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place to surrender certificates for payment of the redemption price;

  •
  that dividends on the shares redeemed will cease to accrue on the redemption date; and

  •
  the date upon which any conversion rights will terminate.

        If we redeem fewer than all outstanding shares of a series of preferred stock, the notice also will specify the number of shares we will redeem from each holder. If we give notice of redemption and have set aside sufficient funds necessary for the redemption in trust for the benefit of stock we will redeem, then dividends will thereafter cease to accrue and all rights of the holders of the shares will terminate, except the right to receive the redemption price.

Liquidation Preference

        If we liquidate, dissolve or wind up our affairs, then holders of each series of preferred stock will receive out of our legally available assets a liquidating distribution in the amount of the liquidation preference per share for that series as specified in the prospectus supplement, plus an amount equal to all dividends accrued and unpaid, but not including amounts from prior periods for non-cumulative dividends, before we make any distributions to holders of our common stock or any other capital stock ranking junior to the preferred stock. Once holders of outstanding preferred stock receive their respective liquidating distributions, they will have no right or claim to any of our remaining assets. In the event that our assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding preferred stock and all other classes or series of its capital stock ranking on a parity with our preferred stock, then we will distribute our assets to those holders in proportion to the full liquidating distributions to which they would otherwise have received.

        After we have paid liquidating distributions in full to all holders of our preferred stock, we will distribute our remaining assets among holders of any other capital stock ranking junior to the preferred stock according to their respective rights and preferences and number of shares. For this purpose, our consolidation or merger with any other corporation or entity, or a sale of all or substantially all of our property or business, does not constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

        Holders of preferred stock will not have any voting rights, except as set forth below or otherwise set forth in the prospectus supplement.

        Unless the prospectus supplement provides otherwise, whenever we have not paid dividends on any shares of preferred stock for six or more consecutive quarterly periods, the holders of such shares may vote, separately as a class with all other series of preferred stock on which we have not paid dividends, for the election of two additional directors to our board of directors. In this event, our board of directors will be increased by two directors. The holders of a series of preferred stock on which we have not paid dividends may vote for the additional directors at our next annual meeting of stockholders and at each subsequent annual meeting until:

  •
  if the series of preferred stock has a cumulative dividend, we have fully paid all unpaid dividends on the shares for the past dividend periods and the then current dividend period, or we have declared the unpaid dividends and set apart a sufficient sum for their payment; or

  •
  if the series of preferred stock does not have a cumulative dividend, we have fully paid four consecutive quarterly dividends, or we have declared the dividends and set apart a sufficient sum for their payment.

        Unless the prospectus supplement provides otherwise, we cannot take any of the following actions without the affirmative vote of holders of at least two-thirds of the outstanding shares of each series of preferred stock:

  •
  authorize, create or increase the authorized or issued amount of any class or series of capital stock ranking senior to the series of preferred stock as to dividends or liquidation distributions;

  •
  reclassify any authorized capital stock into shares ranking senior to the series of preferred stock as to dividends or liquidation distributions;

  •
  issue any obligation or security convertible into or evidencing the right to purchase any share ranking senior to the series of preferred stock as to dividends or liquidation distributions; or

  •
  amend, alter or repeal any provision of our charter, whether by merger, consolidation or other event, in a manner that materially and adversely affects any right, preference, privilege or voting power of the preferred stock.

        For these purposes, the following events do not materially and adversely affect a series of preferred stock, unless otherwise provided in an applicable prospectus supplement:

  •
  an increase in the amount of the authorized shares of preferred stock;

  •
  the creation or issuance of any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions; or

  •
  an increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock ranking the same as or junior to such series as to dividends and liquidation distributions.

        The holders of a series of preferred stock will have such voting rights as provided for in the articles supplementary establishing any such series of preferred stock and as described in the applicable prospectus supplement, however, if we redeem or call for redemption all outstanding shares of a series and deposit sufficient funds in a trust to effect the redemption on or before the occurence of the act requiring the vote, such holders of a series of preferred stock will have no voting rights.

Conversion Rights

        If any series of preferred stock is convertible into common stock, the prospectus supplement will describe the following terms:

  •
  the number of shares of common stock into which the shares of preferred stock are convertible;

  •
  the conversion price or manner by which we will calculate the conversion price;

  •
  the conversion period;

  •
  whether conversion will be at our option or the option of the holders of the preferred stock;

  •
  any events requiring an adjustment of the conversion price; and

  •
  provisions affecting conversion in the event of the redemption of the series of preferred stock.

Ownership Limitations and Restrictions on Transfer

        As further discussed under "Description of Common Stock—Ownership Limitations and Restrictions on Transfer," in order for us to maintain our REIT qualification, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of our issued and outstanding shares of capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitations and restrictions on transfer relating to a series of preferred stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Stockholder Liability

        Maryland law provides that no stockholder, including holders of preferred stock, will be personally liable for our acts and obligations and that our funds and property are the only recourse for our acts or obligations.

Transfer Agent

        The prospectus supplement will identify the transfer agent for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of our depositary shares in this prospectus contains the general terms and provisions of the depositary shares. The particular terms of any offering of depositary shares will be described in a prospectus supplement relating to such offering. The statements below describing the depositary shares are subject to and qualified by, the applicable provisions of our charter, bylaws and any articles supplementary.

General

        We may offer and sell depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will issue shares of preferred stock to be represented by depositary shares and deposit such shares of preferred stock with a preferred stock depositary under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement and as further set forth in an applicable prospectus supplement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

        As of the date of this prospectus, our board of directors has issued 1,000,000 depositary shares, each having a stated value of $25 per depositary share and each depositary share representing one one-hundredth of a share of our 8% Series C preferred stock issued on March 14, 2003, all of which are outstanding. For more information on our Series C preferred stock, See "Description of Preferred Stock—General."

        Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the preferred stock depositary in connection with distributions.

        Unless otherwise provided in the deposit agreement or an applicable prospectus supplement, if a distribution on the preferred stock is other than in cash and it is feasible for the preferred stock depositary to distribute the property it receives, the preferred stock depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the preferred stock depositary may sell the property and distribute the net proceeds from the sale to the record holders of the depositary shares.

        No distribution will be made on any depositary share to the extent that it represents any class or series of preferred stock that has been converted or exchanged.

Withdrawal of Stock

        Unless we have previously called the depositary shares for redemption or the holder of the depositary shares has converted such shares and unless otherwise provided in an applicable prospectus supplement, a holder of depositary shares may surrender them at the corporate trust office of the preferred stock depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred shares and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the preferred stock depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

        Unless otherwise provided in an applicable prospectus supplement, whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem fewer than all of the depositary shares, we and the preferred stock depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method that we determine preserves our REIT status.

        On the redemption date:

  •
  all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

  •
  we and the preferred stock depositary will no longer deem the depositary shares called for redemption to be outstanding; and

  •
  all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

        When a preferred stock depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the preferred stock depositary to exercise its voting rights for the amount of preferred stock represented by that holder's depositary shares. The preferred stock depositary will vote in accordance with these instructions. The preferred stock depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

        In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share, as described in the applicable prospectus supplement.

Conversion of Preferred Stock

        Depositary shares will not themselves be convertible into common stock or any other of our securities or property, except in connection with preserving our status as a REIT, unless otherwise provided in an applicable prospectus supplement. However, if the underlying preferred stock is convertible, as described in the applicable prospectus supplement, holders of depositary shares may surrender them to the preferred stock depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the preferred stock depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

        Unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, or unless otherwise provided in an applicable prospectus supplement, we and the preferred stock depositary may not make any amendment that:

  •
  would materially and adversely alter the rights of the holders of depositary shares; or

  •
  would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

        Subject to exceptions in the deposit agreements and unless otherwise provided in an applicable prospectus supplement, and except in order to comply with the law, no amendment may impair the right of any holder of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

        Unless otherwise provided in an applicable prospectus supplement, we may terminate a deposit agreement upon not less than 30 days' prior written notice to the preferred stock depositary if the termination is necessary to preserve our status as a REIT. If we terminate a deposit agreement to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

        In addition, a deposit agreement will automatically terminate if:

  •
  we have redeemed all outstanding depositary shares subject to the agreement;

  •
  a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the preferred stock depositary has distributed the distribution to the holders of the depositary shares; or

  •
  each share of the underlying preferred stock has been converted into other of our capital stock not represented by depositary shares or has been exchanged for debt securities.

Charges of a Preferred Stock Depositary

        We will pay all transfer and other taxes and governmental charges arising out of a deposit agreement. In addition, we generally will pay the fees and expenses of a preferred stock depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a preferred stock depositary for any duties requested by the holders that the deposit agreement does not expressly require the preferred stock depositary to perform.

Resignation and Removal of Preferred Stock Depositary

        A preferred stock depositary may resign at any time by delivering to us notice of its election to resign. We also may remove a preferred stock depositary at any time. Any resignation or removal will take effect upon the appointment of a successor preferred stock depositary. We will appoint a successor preferred stock depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least the amount set forth in the deposit agreement.

Miscellaneous

        The preferred stock depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

        We and the preferred stock depositary will not be liable if any law or any circumstances beyond our control prevent or delay us from performing our obligations under a deposit agreement. Unless otherwise provided in an applicable prospectus supplement, our obligations and the obligations of a preferred stock depositary under a deposit agreement will be limited to performing duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. We and a preferred stock depositary may not be required to prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless we are furnished with satisfactory indemnity.

        We and any preferred stock depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons we believe in good faith to be competent, and on documents we believe in good faith to be genuine and signed by a proper party.

Ownership Limitations and Restrictions on Transfer

        As further discussed under "Description of Preferred Stock—Ownership Limitations and Restrictions on Transfer," in order for us to maintain our REIT qualification, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of our issued and outstanding shares of capital stock. Accordingly, the articles supplementary designating the terms of each series of preferred stock and the deposit agreement under which any depositary shares representing such series are issued may contain provisions restricting the ownership and transfer of the depositary shares representing a fractional interest in a series of preferred stock. The prospectus supplement will specify any additional ownership limitations and restrictions on transfer relating to any depositary shares. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

Depositary

        The prospectus supplement will identify the preferred stock depositary for the depositary shares.

DESCRIPTION OF WARRANTS

        The following description of our warrants for the purchase of preferred stock or common stock in this prospectus contains the general terms and provisions of the warrants. The particular terms of any offering of warrants will be described in a prospectus supplement relating to such offering. The statements below describing the warrants are subject to and qualified by, the applicable provisions of our charter, bylaws and articles supplementary.

General

        We may issue warrants for the purchase of our preferred stock or common stock. We may issue warrants independently or together with any of our securities, and warrants also may be attached to our securities or independent of them. We will issue series of warrants under a separate warrant agreement between us and a specified warrant agent described in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Terms

        A prospectus supplement will describe the specific terms of any warrants that we issue or offer, including:

  •
  the title of the warrants;

  •
  the aggregate number of warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the currencies in which the price or prices of the warrants may be payable;

  •
  the designation, amount and terms of our capital stock purchasable upon exercise of the warrants;

  •
  the designation and terms of our other securities, if any, that may be issued in connection with the warrants, and the number of warrants issued with each corresponding security;

  •
  if applicable, the date that the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  the prices and currencies for which the securities purchasable upon exercise of the warrants may be purchased;

  •
  the date that the warrants may first be exercised;

  •
  the date that the warrants expire;

  •
  the minimum or maximum amount of warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Ownership Limitations and Restrictions on Transfer

        As further discussed under "Description of Common Stock—Ownership Limitations and Restrictions on Transfer," in order for us to maintain our REIT qualification, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals for these purposes) during the last half of a taxable year. As a result, our charter provides that no person may beneficially own or be deemed to beneficially own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended, more than 9.8% of our issued and outstanding shares of capital stock. Our board of directors may waive this ownership limit if it receives evidence that ownership in excess of the limit will not jeopardize our REIT status.

        These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some shares of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

CERTAIN PROVISIONS OF MARYLAND LAW
AND OUR CHARTER AND BYLAWS

        The following description is a summary of certain provisions of Maryland law and of our charter and bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by the provisions of our charter and bylaws which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and the Maryland General Corporation Law.

Board of Directors

        Number; Vacancies.    Our bylaws provide that the number of our directors shall be established by the board of directors but shall never be less than the minimum number required by the Maryland General Corporation Law (which is not less than one nor more than fifteen). We have also, in our bylaws, elected to be subject to certain provisions of Maryland law which vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, to fill vacancies on the board regardless of the reason for such vacancies. These provisions of Maryland law, which are applicable even if other provisions of Maryland law or our charter or bylaws provide to the contrary, also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than until the next annual meeting of stockholders as would otherwise be the case, and until his or her successor is elected and qualifies.

        Classified Board.    Pursuant to our charter, the directors are divided into three classes. Each class of directors serves a staggered three-year term, such that the term of one class of directors expires each year. As the term of each class expires, stockholders will elect directors in that class for a term of three years. Our directors serve for the terms for which they are elected and until their successors are duly elected and qualified.

        Removal of Directors.    Our charter provides that directors may be removed from office only for cause and only by the affirmative vote of at least two-thirds of all votes entitled to be cast by our stockholders generally in the election of directors. Neither the Maryland General Corporation Law nor our charter define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the facts and circumstances of any particular situation.

        The staggered terms of our directors, the requirements of cause and a substantial stockholder vote for removal of any of our directors, and the exclusive right of the remaining directors to fill vacancies on the board make it more difficult for a third party to gain control of our board of directors and may discourage offers to acquire us even when an acquisition may be in the best interest of our stockholders.

Maryland Business Combination Act

        Under the Maryland Business Combination Act, unless an exemption applies, any "business combination" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder is prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations generally include mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation's outstanding shares; or

  •
  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. In approving such a transaction, however, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than voting stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under the Maryland Business Combination Act, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from the Maryland Business Combination Act, business combinations between certain affiliated individuals and entities and us. However, unless our board of directors adopts further exemptions, the provisions of the Maryland Business Combination Act will be applicable to business combinations between other persons and us.

Maryland Control Share Acquisition Act

        The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiring person or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

        The Maryland Control Share Acquisition Act does not apply to

  •
  shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

  •
  acquisitions approved or exempted by the charter or bylaws of the corporation.

        Our bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any acquisitions of shares by certain affiliated individuals and entities, any of our directors, officers or employees and any person approved by our board of directors prior to the acquisition by such person of control shares. Any control shares acquired in a control share acquisition which are not exempt under the foregoing provision of our bylaws will be subject to the Maryland Control Share Acquisition Act.

Limitation of Liability and Indemnification of Directors and Officers

        As permitted by the Maryland General Corporation Law, our charter contains a provision limiting the liability of our directors and officers for money damages to the maximum extent permitted by Maryland law. Under Maryland law, the liability of our directors and officers may be limited except to the extent that:

  •
  it is proved that the director or officer actually received an improper benefit in money, property or services; or

  •
  a judgment or other final adjudication was entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

        We are authorized under our charter, and obligated under our bylaws and existing indemnification agreements, to indemnify our present and former directors or officers against expense or liability in an action to the fullest extent permitted by Maryland law. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party because of their service as an officer, director or other similar capacity. However, Maryland law prohibits indemnification if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Also, under Maryland law, a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses.

        We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.

        The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over us against liabilities arising under the Securities Act of 1933, as amended. Insofar as the above provisions may allow that type of indemnification, the Securities and Exchange Commission has informed us that, in their opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Amendment of Charter and Bylaws

        Our charter may generally be amended only if such amendment is declared advisable by our board of directors and approved by our stockholders by the affirmative vote of at least a majority of all votes entitled to be cast by our stockholders on the amendment. However, any amendment to the provisions in our charter relating to the removal of directors requires approval by our stockholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast.

        Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Mergers, Share Exchanges, Transfers of Assets

        Pursuant to our charter and Maryland law, with certain exceptions we cannot engage in a merger or consolidation, enter into a statutory share exchange in which we are not the surviving entity or sell all or substantially all of our assets, unless our board of directors adopts a resolution declaring the proposed transaction advisable, and the transaction is approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast. In addition, the partnership agreement of Mack-Cali Realty, L.P. limits our ability to merge or sell substantially all of our assets under certain circumstances. See "Description of Common Stock—Operating Partnership Agreement."

Dissolution of the Company

        We may be dissolved only if the dissolution is declared advisable by a majority of the entire board of directors and approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the dissolution.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by, or at the direction of, the board of directors; or

  •
  by any stockholder of the Company who was a stockholder of record both as of the time notice of such nomination or proposal of business is given by the stockholder as set forth in our bylaws and as of the time of the annual meeting in question, who is entitled to vote at such annual meeting and who complies with the advance notice procedures set forth in our bylaws.

        Any stockholder who seeks to make such a nomination or to bring any matter before an annual meeting, or his representative, must be present in person at the annual meeting.

Anti-takeover Effect of Certain Provisions of Maryland Law, Our Charter, Bylaws and Stockholder Rights Plan

        The Maryland Business Combination Act, the Maryland Control Share Acquisition Act, the advance notice provisions of our bylaws, the provisions of our charter on classification of our board of directors and removal of directors and certain other provisions of Maryland law and our charter and bylaws could delay, defer or prevent a transaction or our change in control which might involve a premium price for holders of shares of our capital stock or otherwise be in their best interest. In addition, our stockholder rights plan may also prevent or diminish any such premium price for holders of shares of our capital stock or otherwise be in their best interest that would result from a transaction or our change in control. See "Description of Common Stock—Stockholder Rights Plan."

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion describes certain of the material federal income tax considerations relating to our taxation as a REIT and the ownership and disposition of our common stock.

        If we offer one or more additional series of common stock or preferred stock (including stock represented by depositary shares) guarantees of debt securities issued by Mack-Cali Realty, L.P. or one or more series of warrants to purchase common stock or preferred stock, the prospectus supplement would include information about certain of the material tax consequences to holders of any of the foregoing.

        Mack-Cali Realty, L.P. may also offer one or more series of debt securities. A prospectus supplement will describe the specific terms of any such series so offered along with the material United States federal income tax considerations that may be relevant to persons who may acquire, own and dispose of (including through retirement) the securities of said series (and which may include a discussion of the "market discount," "bond premium" and "original issue discount" rules, as applicable). In addition, Mack-Cali Realty, L.P. may issue a series of debt securities having "original issue discount". In general, a debt instrument has "original issue discount" to the extent that its "stated redemption price at maturity" (generally, the sum of all payments provided by the debt instrument other than "qualified stated interest") exceeds its "issue price" (generally, the initial offering price to the public at which price a substantial amount of the debt instruments are sold), unless the amount of such excess is de minimis (generally, less than ..25 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity) in which case the debt instrument is treated as not having any original issue discount. In general, "qualified stated interest" is interest that is unconditionally payable in cash or in property at least annually at a single fixed rate. In the event that Mack-Cali Realty, L.P. offers a series of debt securities having original issue discount, these debt securities will be subject to special interest accrual rules, and other special rules, consequences, and considerations, under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, which a prospectus supplement will discuss.

        Because this summary is only intended to address certain of the material federal income tax considerations relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

  •
  the tax consequences to you may vary depending on your particular tax situation;

  •
  you may be a person that is subject to special tax treatment or special rules under the Code (e.g., a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution or an insurance company), that the discussion below does not address;

  •
  the discussion below does not address any state, local or non-U.S. tax considerations; and

  •
  the discussion below deals only with stockholders that hold our common stock as a "capital asset," within the meaning of Section 1221 of the Code.

        We advise you to consult with your own tax advisor regarding the specific tax consequences to you of the acquisition, ownership, sale or other disposition of our common stock in light of your specific tax and investment situation and the specific federal, state, local and foreign tax laws applicable to you.

        The information in this section is based on the Code, final, temporary and proposed Treasury Regulations promulgated thereunder, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including in private letter rulings and other non-binding guidance issued by the IRS), as well as court decisions all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law, or that any such change would not apply retroactively to transactions or events preceding the date of the change. Furthermore, neither the IRS nor any court is bound by any of the statements set forth herein and no assurance can be given that the IRS will not assert any position contrary to a statement set forth herein or that a court will not sustain such position.

Taxation of the Company as a REIT

        Seyfarth Shaw, which has acted as our tax counsel, has reviewed the following discussion and is of the opinion that it fairly summarizes the material federal income tax considerations relevant to our status as a REIT. The following summary of certain federal income tax considerations is based on current law, is for general information only, and is not intended to be (and is not) tax advice.

        It is the opinion of Seyfarth Shaw that we have been organized in conformity with the requirements for qualification and taxation as a REIT, commencing with our initial taxable year ended December 31, 1994, through and including our taxable year ended December 31, 2003, and that our current method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. We must emphasize that this opinion of Seyfarth Shaw is based on various assumptions and certain representations made by our officers as to factual matters and is conditioned upon such assumptions and representations being accurate and complete. Seyfarth Shaw is not aware of any facts or circumstances that are not consistent with these representations and assumptions. In general, our qualification and taxation as a REIT depends upon our ability to satisfy, through actual operating results, distribution, diversity of stock ownership, and other requirements imposed under the Code, none of which has been, or will be, reviewed by Seyfarth Shaw. Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year has satisfied, or will satisfy, the requirements for REIT qualification.

        Commencing with our taxable year ended December 31, 1994, we have elected to be taxed as a REIT under the Code. We believe that commencing with our taxable year ended December 31, 1994, and for all of our subsequent taxable years through and including our taxable year ended December 31, 2003, we have been organized and have operated in such a manner so as to qualify as a REIT under the Code, and that we intend to continue to operate in such a manner. However, we cannot assure you that we will, in fact, continue to operate in such a manner or continue to so qualify as a REIT.

        If we qualify for taxation as a REIT, we generally will not be subject to a corporate-level tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates the "double taxation" (i.e., a corporate-level and stockholder-level tax) that generally results from investment in a regular subchapter C corporation. However, we would be subject to federal income tax as follows:

  •
  First, we would be taxed at regular corporate rates on any of our undistributed REIT taxable income, including our undistributed net capital gains (although, to the extent so designated by us, stockholders would receive an offsetting credit against their own federal income tax liability for federal income taxes paid by us with respect to any such gains).

  •
  Second, under certain circumstances, we may be subject to the "corporate alternative minimum tax" on our items of tax preference.

  •
  Third, if we have (i) net income from the sale or other disposition of "foreclosure property" (as defined in the Code) which is held primarily for sale to customers in the ordinary course of business, or (ii) other non-qualifying net income from foreclosure property, we would be subject to tax at the highest corporate rate on such income.

  •
  Fourth, if we have net income from a "prohibited transaction" (generally, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than certain involuntary conversions or sales or dispositions of foreclosure property), such income would be subject to a 100 percent tax.

  •
  Fifth, if we should fail to satisfy our annual 75 percent or 95 percent gross income test (as discussed below), but we were to still maintain our qualification as a REIT by having met our other requirements, we would be subject to a 100 percent tax on an amount equal to (a) the gross income attributable to the greater of (i) the amount by which 75 percent of our gross income exceeds the amount of our income qualifying for the 75 percent gross income test for the taxable year, or (ii) the amount by which 90 percent of our gross income exceeds the amount of our income qualifying for the 95 percent gross income test for the taxable year, multiplied by (b) a fraction intended to reflect our profitability. For taxable years beginning prior to January 1, 2001, the amount described in clause (a)(ii) was the amount by which 95 percent (rather than 90 percent) of our gross income (other than income from prohibited transactions) exceeded the amount of our income qualifying for the 95 percent gross income test for the taxable year.

  •
  Sixth, if we should fail to distribute during each calendar year at least the sum of (i) 85 percent of our REIT ordinary income for such year, (ii) 95 percent of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4 percent excise tax on the excess of such required distribution over the amount actually distributed by us.

  •
  Seventh, if we were to acquire an asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset within the ten-year period beginning on the day that we acquired the asset, then we would be required to pay tax at the highest regular corporate tax rate on this gain to the extent: (1) the fair market value of the asset exceeds (2) our adjusted tax basis in the asset, in each case, determined as of the date on which we acquired the asset. The results described in this paragraph assume that no election will be made under Treasury Regulations Section 1.337(d)-7 for the C corporation to be subject to an immediate tax when the asset is acquired.

  •
  Eighth, for taxable years beginning after December 31, 2000, we could be subject to a 100 percent tax on certain payments that we receive from one of our "taxable REIT subsidiaries", or on certain expenses deducted by one of our "taxable REIT subsidiaries", if the economic arrangement between us, the taxable REIT subsidiary and the tenants at our properties are not comparable to similar arrangements among unrelated parties.

Requirements for REIT Qualification—In General

        To qualify as a REIT, we must elect to be treated as a REIT and must satisfy the income, asset, distribution, diversity of share ownership and other requirements imposed under the Code. In general, the Code defines a REIT as a corporation, trust or association:

  (1)
  which is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  which (but for the REIT provisions of Sections 856 through 859 of the Code) would be taxable as a domestic corporation;

  (4)
  which is neither a financial institution referred to in Section 582(c)(2) of the Code, nor an insurance company to which subchapter L of the Code applies;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  which is not "closely held" (generally, during the last half of each taxable year, not more than 50 percent in value of the outstanding stock of which is owned, directly or constructively by five or fewer individuals, as defined in the Code to include certain entities); and

  (7)
  which meets certain other tests, described below, regarding the nature of its income and assets.

        The Code provides that the first four requirements above must be met during the entire taxable year and that requirements (5) and (6) above do not apply to the first taxable year for which a REIT election is made and, thereafter, requirement (5) must exist during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of requirement (6) above, generally (although subject to certain exceptions that should not apply with respect to us), any stock held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is treated as not held by the trust itself but directly by the trust beneficiaries in proportion to their actuarial interests in the trust.

        We believe that we have satisfied all of the above seven requirements for REIT qualification. In addition, our charter currently includes restrictions regarding the ownership and transfer of our common stock, which restrictions are intended to assist us in satisfying some of these requirements (and, in particular requirements (5) and (6) above). The ownership and transfer restrictions pertaining to our common stock are described herein under the heading "Description of Common Stock—Ownership Limitations and Restrictions on Transfer."

        In applying the REIT gross income and asset tests, all of the assets, liabilities and items of income, deduction and credit of a corporate subsidiary of a REIT that is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) ("QRS") are treated as the assets, liabilities and items of income, deduction and credit of the REIT itself. Moreover, the separate existence of a QRS is disregarded for federal income tax purposes and the QRS is not subject to federal corporate income taxation (although it may be subject to state and local taxation in some states and localities). In general, a QRS is any corporation if all of the stock of such corporation is held by the REIT, except that it does not include any corporation that is a "taxable REIT subsidiary" (as defined in Section 856(l)(1) of the Code) ("TRS") of the REIT. Thus, in applying the requirements in this Section, our QRSs are disregarded, and all assets, liabilities and items of income, deduction and credit of these QRSs are treated as our assets, liabilities and items of income, deduction and credit.

        Also, a REIT that is a partner in a partnership is deemed to own its proportionate share of each of the assets of the partnership and is deemed to be entitled to income of the partnership attributable to such share. For purposes of Section 856 of the Code, the interest of a REIT in the assets of a partnership of which it is a partner is determined in accordance with the REIT's capital interest in the partnership and the character of the assets and items of gross income of the partnership retain the same character in the hands of the REIT. For example, if the partnership holds any property primarily for sale to customers in the ordinary course of its trade or business, the REIT is treated as holding its proportionate share of such property primarily for such purpose. Thus, our proportionate share (based on capital) of the assets, liabilities and items of income of any partnership in which we are a partner, including Mack-Cali Realty, L.P. (and our indirect share of the assets, liabilities and items of income of each lower-tier partnership), will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. Also, actions taken by Mack-Cali Realty, L.P. or other lower-tier partnerships can affect our ability to satisfy the REIT income and asset tests and the determination of whether we have net income from a prohibited transaction. For purposes of this section any reference to "partnership" shall refer to and include any partnership, limited liability company, joint venture and other entity or arrangement that is treated as a partnership for federal tax purposes, and any reference to "partner" shall refer to and include a partner, member, joint venturer and other beneficial owner of any such partnership, limited liability company, joint venture and other entity or arrangement.

        REIT Gross Income Tests:    In order to maintain our qualification as a REIT, we must satisfy, on an annual basis, two gross income tests. First, we must derive, directly or indirectly, at least 75 percent of our gross income (excluding gross income from "prohibited transactions") for each taxable year from investments relating to real property or mortgages on real property, including (a) "rents from real property," (b) gain from the sale or other disposition of real property, (c) dividends and other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares or certificates of beneficial ownership in other REITs, (d) interest on obligations secured by mortgages on real property or on interests in real property, (e) income and gain derived from "foreclosure property," and (f) income from certain types of temporary investments. Second, we must derive at least 95 percent of our gross income (excluding gross income from prohibited transactions) for each taxable year from: (i) "rents from real property"; (ii) gain from the sale or other disposition of stock, securities, and real property (including interests in real property and interests in mortgages on real property) that is not, in general, inventory or property held primarily for sale to customers in the ordinary course of trade or business); (iii) dividends; (iv) interest; (v) income and gain derived from "foreclosure property"; and (vi) payments made to a REIT under an interest rate swap or cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT in order to reduce interest rate risks with respect to any indebtedness incurred or to be incurred by the REIT to acquire or carry real estate assets (and gain from the sale or other disposition of any such investment).

        For this purpose the term "rents from real property" includes: (A) rents from interests in real property; (B) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated; and (C) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15 percent of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. For purposes of (C), the rent attributable to personal property is equal to that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year.

        However, in order for rent received or accrued, directly or indirectly, with respect to any real or personal property, to qualify as "rents from real property", the following conditions must be satisfied:

  •
  such rent must not be based in whole or in part on the income or profits derived by any person from the property (although the rent may be based on a fixed percentage of receipts or sales);

  •
  such rent may not be received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly (including by attribution, upon the application of certain attribution rules): (i) in the case of any person which is a corporation, at least 10 percent of such person's voting stock or at least 10 percent of the value of such person's stock; or (ii) in the case of any person which is not a corporation, an interest of at least 10 percent of the assets or net profits of such person, except that under certain circumstances, rents received from a TRS will not be disqualified as "rents from real property" even if we own more than 10 percent of the TRS; and

  •
  the portion of such rent that is attributable to personal property for a taxable year that is leased under, or in connection with, a lease of real property may not exceed 15 percent of the total rent received or accrued under the lease for the taxable year.

        In addition, all amounts (including rents that would otherwise qualify as "rents from real property") received or accrued during a taxable year directly or indirectly by a REIT with respect to a property, will constitute "impermissible tenant services income" (and, thus, will not qualify as "rents from real property") if the amount received or accrued directly or indirectly by the REIT for: (x) services furnished or rendered by the REIT to tenants of the property; or (y) managing or operating the property ((x) and (y) collectively, "Impermissible Services") exceeds 1 percent of all amounts received or accrued during such taxable year directly or indirectly by the REIT with respect to the property. For this purpose, however, the following services and activities are not treated as Impermissible Services: (i) services furnished or rendered, or management or operation provided, through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS; and (ii) services usually or customarily rendered in connection with the rental of space for occupancy (such as, for example, the furnishing of heat and light, the cleaning of public entrances, and the collection of trash), as opposed to services rendered primarily to a tenant for the tenant's convenience. If the amount treated as being received or accrued for Impermissible Services does not exceed the 1 percent threshold, then only the amount attributable to the Impermissible Services (and not, for example, tenant rents received or accrued that otherwise qualify as rents from real property") will fail to qualify as "rents from real property".

        We (through Mack-Cali Realty, L.P. and other affiliated entities) provide some services at the properties, which services we believe do not constitute Impermissible Services or, otherwise, do not cause any rents or other amounts received that otherwise qualify as "rents from real property" to fail to so qualify. If we or Mack-Cali Realty, L.P. were to consider offering services in the future which could cause any such rents or other amounts to fail to qualify as "rents from real property" then we would endeavor to arrange for such services to be provided through one or more independent contractors or TRSs or, otherwise, in such a manner so as to minimize the risk of such services being treated as Impermissible Services.

        In addition, we (through Mack-Cali Realty, L.P. and other affiliated entities) receive fees for property management and administrative services provided with respect to certain properties not owned, either directly or indirectly, entirely by us and/or Mack-Cali Realty, L.P. These fees do not constitute qualifying income for purposes of either the 75 percent gross income test or 95 percent gross income test. We (through Mack-Cali Realty, L.P. and other affiliated entities) also receive other types of income that does not constitute qualifying income for purposes of either of these two tests. We believe that our share of the aggregate amount of these fees and other non-qualifying income so received or accrued has not caused us to fail to satisfy either of the gross income tests. We anticipate that we will continue to receive or accrue a certain amount of non-qualifying fees and other income. In the event that our share of the amount of such fees and other income could jeopardize our ability to satisfy these gross income tests, then we would endeavor to arrange for the services in respect of which such fees and other income are received to be provided by one or more independent contractors and/or TRSs or, otherwise, in such manner so as to minimize the risk of this occurring.

        If we fail to satisfy either or both of the 75 percent or 95 percent gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year under a special relief provision under the Code which may be available to us if:

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

  •
  we attach a schedule of the nature and amount of each item of income to our federal income tax return; and

  •
  the inclusion of any incorrect information on the schedule is not due to fraud with intent to evade tax.

        We cannot state whether in all circumstances, if we were to fail to satisfy either of the gross income tests, we would still be entitled to the benefit of this relief provision. Even if this relief provision were to apply, we would nonetheless be subject to a 100 percent tax on any of our non-qualifying income.

        REIT Asset Tests:    At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature and diversification of our assets (collectively, the "Asset Tests"):

  •
  at least 75 percent of the value of our total assets must be represented by "real estate assets" (which also includes any property attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument and only for the 1-year period beginning on the date the REIT receives such capital), cash and cash items (including receivables) and government securities ("75 percent Value Test");

  •
  not more than 25 percent of the value of our total assets may be represented by securities (other than securities of a QRS and securities that constitute qualifying assets for purposes of the 75 percent Value Test) ("25 Percent Value Test");

  •
  except with respect to securities of a TRS or QRS and securities that constitute qualifying assets for purposes of the 75 percent Value Test:

  •
  not more than 5 percent of the value of our total assets may be represented by securities of any one issuer ("5 percent Value Test");

  •
  we may not hold securities possessing more than 10 percent of the total voting power of the outstanding securities of any one issuer ("10 Percent Voting Test"); and

  •
  we may not hold securities having a value of more than 10 percent of the total value of the outstanding securities of any one issuer ("10 Percent Value Test"); and

  •
  not more than 20 percent of the value of our total assets may be represented by securities of one or more TRSs ("20 percent Value Test").

        A TRS of ours is a corporation in which we own stock (directly or indirectly) and that elects, together with us, to be treated as a TRS under Section 856(l) of the Code. Once this election is made, it is irrevocable unless both we and the TRS consent to its revocation (although the consent of the IRS is not required). If our TRS owns, directly or indirectly, securities representing more than 35 percent of the total voting power or value of the outstanding securities of any non-REIT corporate subsidiary, then such subsidiary would also be treated as our TRS. In general, a TRS is a corporation that is subject to a corporate-level tax on its net income.

        After initially meeting the Asset Tests at the close of any quarter, we would not lose our status as a REIT for failure to satisfy these tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to facilitate compliance with the Asset Tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

        In applying the Asset Tests, we are treated as owning all of the assets held by any of our QRSs and our proportionate share of the assets held by Mack-Cali Realty, L.P. (including Mack-Cali Realty, L.P.'s share of the assets held by any lower-tier partnership in which Mack-Cali Realty, L.P. holds a direct or indirect interest).

        For purposes of the Asset Tests, "securities" may include debt securities, except that debt securities which qualify as "straight debt" (generally, any written unconditional promise to pay on demand or on a specified date a sum certain in money where the interest rate, and interest payment dates, are not contingent on profits, the borrower's discretion or similar factors and which is not convertible, directly or indirectly, into stock) is not taken into account for purposes of the 10 percent Value Test if one of the following conditions is also met:

  •
  the issuer is an individual,

  •
  the only securities of the issuer which are held by us or our TRSs are "straight debt;" or

  •
  if the issuer is a partnership, we hold at least 20 percent profits interest in the partnership.

        Generally, a TRS of a REIT may perform services for one or more tenants of the REIT which, if performed by the REIT itself, could cause rents received by the REIT to be disqualified as "rents from real property". However, the Code contains several provisions which address the arrangements between a REIT and its TRSs which are intended to ensure that a TRS recognizes an appropriate amount of taxable income and is subject to an appropriate level of federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to the REIT. In addition, a REIT would be subject to a 100 percent penalty on some payments that it receives from a TRS, or on certain expenses deducted by the TRS if the economic arrangements between the REIT, the REIT's tenants and the TRS are not comparable to similar arrangements among unrelated parties.

        We have several TRSs.    We will endeavor to structure any arrangement between ourselves, our TRSs and the tenants at our properties so as to minimize the risk of disallowance of interest expense deductions or of the 100 percent penalty being imposed. Notwithstanding, however, we could not assure you that the IRS would not challenge any such arrangement.

        Based on our regular quarterly asset tests, we believe that we have not violated any of our Asset Tests. However, we cannot provide any assurance that the IRS would concur with our beliefs in this regard.

        REIT Distribution Requirements:    To qualify for taxation as a REIT, we must, each year, make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (1) the sum of: (A) 90 percent (for taxable years beginning before January 1, 2001, it was 95 percent) of our "REIT taxable income", computed without regard to the dividends paid deduction and our net capital gain, and (2) 90 percent (for taxable years beginning before January 1, 2001, it was 95 percent) of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we were to dispose of any asset acquired from a regular C corporation in a "carryover basis" transaction within ten years of the acquisition, we would be required to distribute at least 90 percent (for taxable years beginning before January 1, 2001, it was 95 percent) of the after-tax "built-in gain" recognized on the disposition of such asset.

        We must pay dividend distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year's distribution requirement if one of the following two sets of criteria are satisfied:

  •
  the dividends are declared in October, November or December and are made payable to stockholders of record on a specified date in any of these months, and such dividends are actually paid during January of the following year; or

  •
  the dividends are declared before we timely file our federal income tax return for such year, the dividends are paid in the 12-month period following the close of the year and not later than the first regular dividend payment after the declaration, and we elect on our federal income tax return for such year to have a specified amount of the subsequent dividend treated as if paid in such year.

        Even if we satisfy our distribution requirements for maintaining our REIT status, we will nonetheless be subject to a corporate-level tax on any of our net capital gain or REIT taxable income that we do not distribute to our stockholders. In addition, we will be subject to a 4 percent excise tax to the extent that we fail to distribute for any calendar year an amount at least equal to the sum of:

  •
  85 percent of our ordinary income for such year;

  •
  95 percent of our capital gain net income for such year; and

  •
  any undistributed taxable income from prior periods.

        As discussed below, we may retain, rather than distribute, all or a portion of our net capital gains and pay the tax on the gains and may elect to have our stockholders include their proportionate share of such undistributed gains as long-term capital gain income on their own income tax returns and receive a credit for their share of the tax paid by us. For purposes of the 4 percent excise tax described above, any such retained gains would be treated as having been distributed by us.

        We intend to make timely distributions sufficient to satisfy our annual distribution requirements for REIT qualification and which are eligible for the dividends-paid deduction. In this regard, the partnership agreement of Mack-Cali Realty, L.P. authorizes us, as the general partner of Mack-Cali Realty, L.P., to take such steps as may be necessary to cause Mack-Cali Realty, L.P. to make distributions to its partners at such times and which are sufficient in amount to enable us to satisfy our distribution requirements.

        We expect that our cash flow will exceed our REIT taxable income due to the allowance of depreciation and other non-cash deductions allowed in computing REIT taxable income. Accordingly, in general, we anticipate that we should have sufficient cash or liquid assets to enable us to satisfy the 90 percent distribution requirement for REIT qualification. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this requirement or to distribute an amount sufficient to enable us to avoid income and/or excise taxation. In such event, we may find it necessary to arrange for borrowings to raise cash or, if possible, make taxable stock dividends in order to make such distributions.

        In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, we may be able to rectify any resulting failure to meet our 90 percent distribution requirement by paying "deficiency dividends" to stockholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

        Failure to Qualify as a REIT:    If we fail to qualify for taxation as a REIT in any taxable year and we are not able to avail ourselves of any of the applicable relief provisions, we would be subject to a corporate-level tax as a regular subchapter C corporation (including any applicable alternative minimum tax) on our taxable income. Moreover, we would not be able to deduct distributions to stockholders in any year in which we fail to qualify, nor would we be required to make distributions to stockholders. In such event, any such distributions by us to our stockholders would constitute dividend income to the extent of our current and accumulated earnings and profits and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Moreover, in the case of our stockholders who are individuals, such dividend income would be eligible for the reduced 15 percent maximum tax rate enacted under the Jobs and Growth Tax Relief Reconciliation Act of 2003. Unless we are entitled to relief under specific Code provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year of disqualification. We cannot state whether, in all circumstances, we would be entitled to such statutory relief.

Taxation of U.S. Stockholders

        When we refer to the term U.S. Stockholders, we mean a holder of our common stock that is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized in or under the laws of the United States, any state, or the District of Columbia;

  •
  an estate the income of which is subject to federal income taxation regardless of its source; or

  •
  any trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

        For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

        Distributions Generally:    As long as we qualify as a REIT, distributions made by us to a U.S. Stockholder out of current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to U.S. Stockholders as ordinary income.

        The Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the tax rate on dividend income of non-corporate taxpayers to a maximum of 15 percent (i.e., the same maximum rate that applies to a non-corporate taxpayer's net capital gains). However, this reduced rate does not apply to REIT dividends, except to the extent attributable to: (a) dividends that the REIT receives from non-REIT corporations, including TRSs, and (b) income on which the REIT pays a corporate-level tax (e.g., built-in gain income; undistributed REIT taxable income). Thus, as a general matter, most (if not all) of our dividends (other than capital gain dividends) will not be eligible for this reduced dividend tax rate. Our dividends will also not be eligible for the dividends-received deduction in the case of corporate U.S. Stockholders. Our distributions (not designated as capital gain dividends) in excess of our current and accumulated earnings and profits will constitute a tax-free return of capital for a U.S. Stockholder to the extent of the stockholder's adjusted basis in its stock and, then, as gain from the sale or exchange of said stock. Such gain will constitute capital gain if the U.S. Stockholder has held the stock as a capital asset, and as long-term capital gain if the stock has been held by the U.S. Stockholder for more than 12 months. The long-term capital gains of a non-corporate U.S. Stockholder are subject to a maximum 15 percent tax rate (if such gain is recognized for a tax year prior to 2009) or a maximum 20 percent tax rate (if such gain is recognized for a tax year after 2008), and the long-term capital gains of a corporate U.S. Stockholder are subject to a maximum 35 percent tax rate. U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses.

        The IRS has authority to issue regulations that could, among other things, apply the capital gain rates on a look-through basis in the case of "pass-thru" entities such as REITs and partnerships. The IRS has not yet issued regulations of this kind. If such regulations were to be issued, then such regulations could provide that the applicable capital gains tax rate is determined based upon the nature of our assets (including our share of the assets of Mack-Cali Realty, L.P. and other lower-tier partnerships), the periods of time over which these assets were held by us, Mack-Cali Realty, L.P. or other lower-tier partnerships and/or the extent to which any gain recognized is attributable to "unrecaptured section 1250 gain" (generally, gain arising from the recapture of straight-line depreciation deductions reflected in the basis of real property that is held for more than 12 months and which is subject to a maximum 25 percent tax rate). Moreover, any such regulations could apply retroactively.

        Up to the amount that we are required to distribute in order to avoid being subject to the 4 percent excise tax discussed above, we will be treated as having sufficient earnings and profits to treat as a dividend any distribution (other than in a redemption to which Section 302(a) of the Code applies) which we treat as a dividend.

        Capital Gain Dividends:    Distributions made by us to our stockholders that we properly designate as capital gain dividends are treated by our stockholders as long-term capital gains (to the extent not exceeding our actual net capital gain for the taxable year). In the case of a non-corporate U.S. Stockholder, the portion of such gain designated by us as "unrecaptured section 1250 gain" would be subject to a maximum 25 percent tax rate and such remaining gain would be subject to a maximum 15 percent tax rate (if recognized for a tax year prior to 2009) or maximum 20 percent tax rate (if recognized for a tax year after 2008). In the case of a corporate U.S. Stockholder, such gain would be subject to a maximum 35 percent tax rate. In addition, such stockholder may be required to treat up to 20 percent of certain of its capital gain dividends as ordinary income and may not avail itself of the dividends-received deduction.

        We may elect to retain our net long-term capital gains recognized during a taxable year ("Retained Gains") and pay a corporate-level tax on such Retained Gains at a maximum 35 percent tax rate. A U.S. Stockholder that owns shares of our stock on December 31st of a taxable year for which we have Retained Gains would be required to include, in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, its proportionate share of the Retained Gains for such taxable year (as designated by us in a notice mailed to our stockholders within 60 days after the close of such taxable year or mailed to our stockholders with our annual report for such taxable year). Each U.S. Stockholder would be deemed to have paid a proportionate share of the amount of tax paid by us with respect to the Retained Gains and would be allowed a credit or refund for the tax deemed to be paid by the U.S. Stockholder. A U.S. Stockholder required to include in gross income any such Retained Gains would increase its adjusted basis in its shares of our stock by an amount equal to the Retained Gains so included and would reduce its adjusted basis in its shares by the amount of tax paid by us that is deemed to have been paid by such stockholder.

        Passive Activity Loss and Investment Interest Limitations:    Distributions from us and gain from the disposition of our stock will not be treated as passive activity income and, therefore, a U.S. Stockholder will not be able to offset any of this income with any passive losses of the stockholder from other activities. Dividends received by a U.S. Stockholder from us generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of shares of our stock or capital gain dividends generally will be excluded from investment income unless the stockholder elects to have the gain taxed at ordinary income rates.

        Sale/other Taxable Disposition of Company Stock:    In general, a U.S. Stockholder will recognize gain or loss on its sale or other taxable disposition of our stock equal to the difference between the amount of cash and the fair market value of any other property received in such sale or other taxable disposition and the stockholder's adjusted basis in said stock at such time. Such gain or loss will be capital gain or loss if the stock is held by the stockholder as a capital asset and as long-term capital gain or loss if the stock has been held by the stockholder for more than one year. In general, any long-term capital gain recognized by a non-corporate U.S. Stockholder would be subject to a maximum 15 percent tax rate (if such gain is recognized for a tax year before 2009) or a maximum 20 percent tax rate (if such gain is recognized for a tax year after 2008). Any long-term capital gain recognized by a U.S. Stockholder that is a corporation would be subject to a maximum 35 percent tax rate.

        The IRS has authority to issue regulations that could, among other things, apply the capital gain rates on a look-through basis in the case of "pass-thru" entities such as REITs and partnerships. The IRS has not yet issued regulations of this kind. If such regulations were to be issued, then such regulations could provide that the applicable capital gains tax rate is determined based upon the nature of our assets (including our share of the assets of Mack-Cali Realty, L.P. and other lower-tier partnerships), the periods of time over which these assets were held by us, Mack-Cali Realty, L.P. or other lower-tier partnerships and/or the extent to which any gain recognized is attributable to "unrecaptured section 1250 gain" (generally, gain arising from the recapture of straight-line depreciation deductions reflected in the basis of real property that is held for more than 12 months and which is subject to a maximum 25 percent tax rate). Moreover, any such regulations could apply retroactively.

        In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of our common stock held for six months or less, after applying the holding period rules, would be treated as a long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

        Stockholders should consult with their own tax advisors with respect to their capital gain tax liability in respect of distributions received from us and gains recognized upon the sale or other disposition of shares of our common stock.

        Treatment of Tax-Exempt Stockholders:    Based upon published rulings by the IRS, distributions by us to a U.S. Stockholder that is a tax-exempt entity will not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness", within the meaning of the Code, and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of shares of our common stock will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

        For tax-exempt U.S. Stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from federal income taxation under Code Sections 501(7), (9), (17) and (20), respectively, income from an investment in us will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in us. Such prospective investors should consult their own tax advisors concerning these "set-aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" is treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10 percent (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as "qualified trusts."

        A REIT is a "pension-held REIT" if (i) it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25 percent (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of whom owns more than 10 percent (by value) of the interests in the REIT, hold in the aggregate more than 50 percent (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income of the REIT. A de minimis exception applies where the percentage is less than 5 percent for any year. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held" requirement without relying upon the "look-through" exception with respect to qualified trusts. We do not expect to be classified as a "pension-held REIT."

Special Tax Considerations For Non-U.S. Stockholders

        Taxation of Non-U.S. Stockholders:    The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-US. Stockholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our stock, including any reporting requirements.

        Distributions by us to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by us of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30 percent of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. However, if income from the investment in the stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such income and is generally not subject to withholding. Any such effectively connected distributions received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty. We expect to withhold U.S. income tax at the rate of 30 percent on the gross amount of any dividends paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with us, or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with us claiming that the distribution is "effectively connected" income.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Stockholder's shares, but rather will reduce the adjusted basis of such shares. For FIRPTA withholding purposes (discussed below) such distribution will be treated as consideration for the sale or exchange of shares of stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, these distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        Distributions to a Non-U.S. Stockholder that are designated by us at the time of distribution as capital gain dividends (other than those arising from the disposition of a U.S. real property interest) generally will not be subject to U.S. federal income taxation unless (i) investment in the stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (except that a corporate Non-U.S. Stockholder may also be subject to the 30 percent branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case such stockholder will be subject to a 30 percent tax on his or her capital gains.

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30 percent branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. We are required by applicable Treasury Regulations to withhold 35 percent of any distribution to a Non-U.S. Stockholder that could be designated by us as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability. We or any nominee (e.g., broker holding shares in street name) may rely on a certificate of Non-U.S. Stockholder status on IRS Form W-8 to determine whether withholding is required on gains realized from the disposition of U.S. real property interests. A U.S. Stockholder who holds shares of stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding, provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.

        Gain recognized by a Non-U.S. Stockholder upon a sale of stock of a REIT generally will not be taxed under FIRPTA if the REIT is a "domestically-controlled REIT" (generally, a REIT in which at all times during a specified testing period less than 50 percent in value of its stock is held directly or indirectly by foreign persons). In that it is currently anticipated that we will be a "domestically-controlled REIT", a Non-U.S. Stockholder's sale of our common stock should not be subject to taxation under FIRPTA. However, because our common stock is publicly-traded, no assurance can be given that we will continue to be a "domestically-controlled REIT". Notwithstanding the foregoing, gain from the sale of our common stock that is not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) the Non-U.S. Stockholder's investment in the stock is "effectively connected" with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (a Non-U.S. Stockholder that is a foreign corporation may also be subject to a 30 percent branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30 percent tax on the individual's capital gains. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as a U.S. Stockholder with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals).

        If we are not, or cease to be, a "domestically-controlled REIT," whether gain arising from the sale or exchange of shares of stock by a Non-U.S. Stockholder would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" will depend on whether any class of our stock is "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (e.g., the New York Stock Exchange), as is the case with our common stock, and on the size of the selling Non-U.S. Stockholder's interest in us. In the case where we are not, or cease to be, a "domestically-controlled REIT" and any class of our stock is "regularly traded" on an established securities market at any time during the calendar year, a sale of shares of that class by a Non-U.S. Stockholder will only be treated as a sale of a "United States real property interest" (and thus subject to taxation under FIRPTA) if such selling stockholder beneficially owns (including by attribution) more than 5 percent of the total fair market value of all of the shares of such class at any time during the five-year period ending either on the date of such sale or other applicable determination date. To the extent we have one or more classes of stock outstanding that are "regularly traded," but the Non-U.S. Stockholder sells shares of a class of our stock that is not "regularly traded," the sale of shares of such class would be treated as a sale of a "United States real property interest" under the foregoing rule only if the shares of such latter class acquired by the Non-U.S. Stockholder have a total net market value on the date they are acquired that is greater than 5 percent of the total fair market value of the "regularly traded" class of our stock having the lowest fair market value (or with respect to a nontraded class of our stock convertible into a "regularly traded" market value on the date of acquisition of the total fair market value of the "regularly traded' class into which it is convertible). If gain on the sale or exchange of shares of stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the stock would be required to withhold and remit to the IRS 10 percent of the amount realized by the seller on the sale of such stock.

Information Reporting Requirements and Backup Withholding Tax

        U.S. Stockholders:    We will report to our U.S. Stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a U.S. Stockholder with respect to dividends paid unless the U.S. Stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. Stockholder that does not provide us with its correct taxpayer identification number. A U.S. Stockholder may credit any amount paid as backup withholding against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Stockholder who fails to certify to us its non-foreign status.

        Non-U.S. Stockholders:    If you are a Non-U.S. Stockholder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments; and

  •
  the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

as long as the income associated with these payments is otherwise exempt from United States federal income tax and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations, or

  •
  you otherwise establish an exemption.

Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States;

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

  •
  the sale has some other specified connection with the United States as provided in the Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person;

  •
  a controlled foreign corporation for United States tax purposes;

  •
  a foreign person 50 percent or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in Treasury Regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership; or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Tax Aspects of Mack-Cali Realty, L.P.

        General:    Mack-Cali Realty, L.P. holds substantially all of our investments. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of their partnership, and are potentially subject to tax thereon, without regard to whether distributions are made to them by the partnership. We include in our income our proportionate share of these Mack-Cali Realty, L.P. items (including our proportionate share of such items attributable to partnerships in which Mack-Cali Realty, L.P. owns a direct or indirect interest) for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held by Mack-Cali Realty, L.P. and by partnerships in which Mack-Cali Realty, L.P. owns a direct or indirect interest.

        Tax Allocations with respect to Contributed Properties (Effects of Section 704(c) of the Code): Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at such time (said difference, the "Book-Tax Difference"). These allocations are solely for federal income tax purposes and do not affect the book capital accounts of, or other economic or legal arrangements among, the partners. Mack-Cali Realty, L.P. was formed by way of, and has since formation received, contributions of appreciated property (including interests in partnerships that have appreciated property). Consequently, in accordance with Section 704(c) of the Code and Mack-Cali Realty, L.P.'s partnership agreement, Mack-Cali Realty, L.P. makes allocations to its partners in a manner consistent with Section 704(c) of the Code and the regulations thereunder.

        In general, those partners who have contributed to Mack-Cali Realty, L.P. property (including interests in partnerships that own property) that has a fair market value in excess of basis at the time of such contribution have been allocated lower amounts of depreciation deductions for tax purposes than would have been the case if such allocations were made pro rata. In addition, in the event of the disposition of any such property, all taxable income and gain attributable to such property's Book-Tax Difference generally will be allocated to the contributing partners, and we generally will be allocated only our share (and on a pro rata basis) of any capital gain attributable to post-contribution appreciation, if any. The foregoing allocations would tend to eliminate a property's Book-Tax Difference over Mack-Cali Realty, L.P.'s life. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate a property's Book-Tax Difference and could prolong a noncontributing partner's Book-Tax Difference with respect to such property. Thus, the carryover basis of a contributed property in the hands of Mack-Cali Realty, L.P. may cause us to be allocated: (a) lower tax depreciation and other deductions than our economic or book depreciation and other deductions allocable to us; and/or (b) more taxable income or gain upon a sale of the property than the economic or book income or gain allocable to us as a result of the sale. Such differing tax allocations may cause us to recognize taxable income or gain in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

        Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences (e.g., the "traditional method", the "traditional method with curative allocations", and the "remedial method"). Some of these methods could prolong the period required to eliminate the Book-Tax Difference as compared to other permissible methods (or could, in fact, result in a portion of the Book-Tax Difference to remain unaccounted for). We and Mack-Cali Realty, L.P. have determined to use the "traditional method" for accounting for Book-Tax Differences with respect to previously-contributed properties. As a result of this determination, distributions to our stockholders could be comprised of more taxable income than would otherwise be the case. However, property that may hereafter be contributed to Mack-Cali Realty, L.P. is not bound to use the "traditional method". We and Mack-Cali Realty, L.P. have not determined whether Mack-Cali Realty, L.P. will use the "traditional method", or some other permissible method, to account for any Book-Tax Difference with respect to any such hereafter contributed property. With respect to any purchased property that is not "replacement property" in a tax-free like-kind exchange under Section 1031 of the Code, such property initially would have a tax basis equal to its fair market value and Section 704(c) of the Code would not apply.

        Basis in Partnership Interests in Mack-Cali Realty, L.P.:    Our adjusted tax basis in our interest in Mack-Cali Realty, L.P. generally equals the amount of cash and the basis of any other property contributed by us to Mack-Cali Realty, L.P. (1) increased by our allocable share of the income and indebtedness of Mack-Cali Realty, L.P., and (2) decreased (but not below zero) by: (a) our allocable share of losses of Mack-Cali Realty, L.P.; (b) the amount of cash and adjusted basis of property distributed by Mack-Cali Realty, L.P. to us; and (c) the reduction in our allocable share of Mack-Cali Realty, L.P.'s indebtedness.

        If the allocation of our distributive share of Mack-Cali Realty, L.P.'s losses exceeds the adjusted tax basis of our partnership interest in Mack-Cali Realty, L.P., the recognition of such excess losses would be deferred until such time and to the extent that we have adjusted tax basis in our interest in Mack-Cali Realty, L.P. To the extent that Mack-Cali Realty, L.P.'s distributions, or any decrease in our allocable share of indebtedness (such decreases being considered a constructive cash distribution to the partners), exceeds our adjusted tax basis in our interest in Mack-Cali Realty, L.P., such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income would normally be characterized as capital gain, and if our interest in Mack-Cali Realty, L.P. has been held for longer than the long-term capital gain holding period (currently more than one year), such distributions and constructive distributions would constitute long-term capital gain income.

        Sale of the Properties:    Our distributive share of any gain realized by Mack-Cali Realty, L.P. on its sale of any property held by it as inventory or primarily for sale to customers in the ordinary course of its trade or business would be treated as income from a prohibited transaction that is subject to a 100 percent penalty tax. Prohibited transaction income also may have an adverse effect our ability to satisfy the REIT gross income tests. Under existing law, whether Mack-Cali Realty, L.P. holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. Mack-Cali Realty, L.P. intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, renting and, otherwise, operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with Mack-Cali Realty, L.P.'s investment objectives.

State and Local Tax

        We and our stockholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. Our tax treatment and that of our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

        We may sell the securities registered under this prospectus:

  •
  through underwriting syndicates represented by one or more managing underwriters;

  •
  to or through underwriters or dealers;

  •
  through agents;

  •
  directly to one or more purchasers; or

  •
  through a combination of any of these methods of sale.

        We may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. We will describe the name or names of any underwriters and the purchase price of the securities in a prospectus supplement relating to the securities. Any underwritten offering may be on a best efforts or a firm commitment basis. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions.

        If a dealer is used in an offering of securities, we may sell the securities to the dealer as principal. We will describe the name or names of any dealers and the purchase price of the securities in a prospectus supplement relating to the securities. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of sale. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time.

        We, or any underwriter, dealer or agent, may distribute the securities from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Any of these prices may represent a discount from the prevailing market prices. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of securities. We will describe any of these activities in the prospectus supplement.

        We may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement. We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

        In connection with the sale of the securities and as further set forth in an applicable prospectus supplement, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

        Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Company's common stock which currently is listed on The New York Stock Exchange and the Pacific Exchange. We may elect to list any series of common stock, preferred stock, depositary shares or warrants on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

        Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, and perform services for us and our subsidiaries from time to time in the ordinary course of business.

        If indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these contracts.

EXPERTS

        The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to the Annual Report on Form 10-K of Mack-Cali Realty Corporation for the year ended December 31, 2003 and the Annual Report on Form 10-K of Mack-Cali Realty, L.P. for the year ended December 31, 2003, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

        Pryor Cashman Sherman & Flynn LLP, New York, New York, has passed upon certain matters of law, including the validity of the debt securities offered by this prospectus. Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, has passed upon certain Maryland law matters, including the validity of the equity securities offered by this prospectus. Seyfarth Shaw LLP, New York, New York, has passed upon certain tax-related matters.

WHERE YOU CAN FIND MORE INFORMATION

        Both Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by Mack-Cali Realty Corporation or Mack-Cali Realty, L.P. at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov. In addition, the Company's common stock is listed on The New York Stock Exchange and the Pacific Exchange, and similar information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, copies of the annual, quarterly, and current reports of Mack-Cali Realty Corporation and Mack-Cali Realty, L.P. may be obtained from our website at http://www.mack-cali.com. The information available on or through our website is not a part of this prospectus or any prospectus supplement.

        We have filed with the Securities and Exchange Commission a registration statement on Form S-3 (of which this prospectus is a part) under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        In this document, we "incorporate by reference" the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus until the offering is completed.

  Mack-Cali Realty Corporation:

    (1)
    Our Annual Report on Form 10-K (File No. 1-13274) for the fiscal year ended December 31, 2003;

    (2)
    Our Quarterly Report on Form 10-Q (File No. 1-13274) for the fiscal quarter ended March 31, 2004;

    (3)
    Our Current Reports on Form 8-K (File No. 1-13274), dated March 22, 2004, May 7, 2004, and June 1, 2004;

    (4)
    Our Proxy Statement relating to the Annual Meeting of Stockholders held on May 20, 2004; and

    (5)
    The description of our common stock and the description of certain provisions of Maryland Law contained in our Registration Statement on Form 8-A dated August 9, 1994 and our Articles of Restatement dated June 11, 2001 and filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, and our Amended and Restated Bylaws dated June 10, 1999 and filed as Exhibit 3.2 to our Current Report on Form 8-K dated June 10, 1999, as subsequently amended by Amendment No. 1 thereto dated March 4, 2003 and filed as Exhibit 3.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and any amendments or reports filed for the purpose of updating such description.

  Mack-Cali Realty, L.P.:

    (1)
    Our Annual Report on Form 10-K (File No. 333-57103) for the fiscal year ended December 31, 2003;

    (2)
    Our Quarterly Report on Form 10-Q (File No. 333-57103) for the fiscal quarter ended March 31, 2004;

    (3)
    Our Current Reports on Form 8-K (File No. 333-57103), dated March 22, 2004 and June 1, 2004; and

    (4)
    Our Second Amended and Restated Agreement of Limited Partnership filed as Exhibit 10.110 to Mack-Cali Realty Corporation's Form 8-K dated December 11, 1997, as subsequently amended by Amendment No. 1 thereto dated August 21, 1998 and filed as Exhibit 3.1 to our registration statement on Form S-3 (No. 333-57103), the Second Amendment thereto dated July 6, 1999 and filed as Exhibit 10.1 to our Form 8-K dated July 6, 1999, and the Third Amendment thereto dated September 30, 2003 and filed as Exhibit 3.7 to our Quarterly Report on Form 10-Q dated September 30, 2003.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, in writing or by telephoning our executive offices at the following address:

Mack-Cali Realty Corporation
Attention: Chief Financial Officer
11 Commerce Drive
Cranford, New Jersey 07016-3501
(908) 272-8000

Mack-Cali Realty, L.P.

$100,000,000 5.25% Notes due 2012

$100,000,000 5.80% Notes due 2016

Prospectus Supplement

JPMorgan

January 18, 2006

QuickLinks

Mack-Cali Realty, L.P.
Capitalization
Use of proceeds
Ratio of earnings to fixed charges
Description of the notes
Certain United States federal income tax considerations to holders of notes
Underwriting
EXPERTS
LEGAL MATTERS

ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS
THE COMPANY AND THE OPERATING PARTNERSHIP
RATIOS OF EARNINGS TO FIXED CHARGES
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SECURITY DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF PREFERRED STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
EXPERTS
LEGAL MATTERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE